SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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LeapFrog Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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LEAPFROG ENTERPRISES, INC.

6401 Hollis Street, Suite 100

Emeryville, California 94608

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Friday, June 16, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of LeapFrog Enterprises, Inc., a Delaware corporation. The meeting will be held on Friday, June 16, 2006 at 9:00 a.m. local time at our headquarters located at 6401 Hollis Street, Suite 100, Emeryville, California for the following purposes:

1.	To elect eight directors to serve for the ensuing year and until their successors are elected.

2.	To approve the 2002 Non-Employee Directors’ Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 500,000 shares and to add restricted stock, restricted stock unit awards, performance stock awards and stock appreciation rights to the types of awards available for grant under the plan.

3.	To approve the 2002 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,000,000 shares and to expand the types of awards available for grant under the plan.

4.	To ratify the selection by the Audit Committee of the board of directors of Ernst & Young LLP as the independent registered public accounting firm of LeapFrog for our fiscal year ending December 31, 2006.

5.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 18, 2006. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Peter M. O. Wong

Peter M. O. Wong
Corporate Secretary

Emeryville, California

April 26, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

LEAPFROG ENTERPRISES, INC.

6401 Hollis Street, Suite 100

Emeryville, California 94608

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the board of directors of LeapFrog Enterprises, Inc. is soliciting your proxy to vote at the 2006 annual meeting of stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about April 26, 2006 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 18, 2006 will be entitled to vote at the annual meeting. On this record date, there were 35,102,460 shares of Class A common stock and 27,614,176 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 18, 2006 your shares of LeapFrog’s Class A common stock were registered directly with Continental Stock Transfer and Trust Company, our transfer agent for our Class A common stock, or your shares of LeapFrog’s Class B common stock were registered directly with LeapFrog, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 18, 2006 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

1.	The election of all eight of our directors;

2.	Approval of the proposed amendment of our 2002 Non-Employee Directors’ Stock Option Plan to increase by 500,000 shares the number of shares of common stock authorized for issuance under the plan and to add restricted stock, restricted stock unit awards, performance stock awards and stock appreciation rights to the types of awards available for grant under the plan;

3.	Approval of the proposed amendment of our 2002 Equity Incentive Plan to increase by 2,000,000 shares the number of shares of common stock authorized for issuance under the plan and to expand the types of awards available for grant under the plan; and

4.	Ratification of Ernst & Young LLP as the independent registered public accounting firm of LeapFrog for our fiscal year ending December 31, 2006.

How do I vote?

You may either vote “For” all the nominees to the board of directors or you may “withhold” your vote for any nominee(s) you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from LeapFrog. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all eight nominees for director and “For” the proposed amendments to our 2002 Non-Employee Directors’ Stock Option Plan and our 2002 Equity Incentive Plan and the ratification of Ernst & Young LLP as the independent registered public accounting firm of LeapFrog for our fiscal year ending December 31, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

1.	You may submit another properly completed proxy card with a later date.

2.	You may send a written notice that you are revoking your proxy to LeapFrog’s Corporate Secretary at 6401 Hollis Street, Suite 100, Emeryville, California 94608.

3.	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy. Please remember, as mentioned above, if you are a beneficial owner of shares you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent who holds your shares in street name.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 27, 2006 to LeapFrog’s Corporate Secretary at 6401 Hollis Street, Suite 100, Emeryville, California 94608. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so between February 16, 2007 and March 19, 2007. You are also advised to review LeapFrog’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions).

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	Proposal 1—Election of the Directors. The eight nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	Proposal 2—Amendment of the 2002 Non-Employee Directors’ Stock Option Plan. This proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy on the proposals. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	Proposal 3—Amendment of the 2002 Equity Incentive Plan. This proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy on the proposals. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	Proposal 4—Ratification of the Selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the Independent Registered Public Accounting Firm of LeapFrog for Our Fiscal Year Ending December 31, 2006. This proposal must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy on the proposals. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at the meeting or by proxy there is represented the holders of outstanding shares of Class A and Class B common stock entitled to cast a majority of the votes that could be cast by all outstanding shares of Class A and Class B common stock voting together as a class. On the record date, there were 35,102,460 shares of Class A common stock outstanding and 27,614,176 shares of Class B common stock outstanding, all of which are entitled to vote and represent a total of 311,244,220 votes. Thus shares representing at least 155,622,111 votes must be represented at the meeting or by proxy to have a quorum.

Your votes will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How many votes do I have?

On each matter to be voted upon, for holders of our Class A common stock, you have one vote for each share of Class A common stock you owned as of April 18, 2006, and for holders of our Class B common stock, you have ten votes for each share of Class B common stock you owned as of April 18, 2006.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Controlling Stockholder

As of April 3, 2006, Lawrence J. Ellison, through entities controlled by him, held a majority of the voting power of our outstanding stock. As a result, Mr. Ellison controls the election of all members of our board of directors and all other matters submitted to a vote of our stockholders. Mr. Ellison is Chief Executive Officer of Oracle Corporation.

Beneficial Ownership of Our Common Stock

The following table sets forth certain information regarding the ownership of LeapFrog’s common stock as of April 3, 2006 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table below; (iii) all executive officers and directors of LeapFrog as a group; and (iv) all those known by LeapFrog to be beneficial owners of more than five percent of our common stock. Information with respect to beneficial ownership has been furnished by each director, executive officer or beneficial owner of more than five percent of the shares of our common stock, as the case may be, and Schedules 13D and 13G filed with the Securities and Exchange Commission, or SEC.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others, the power to vote or dispose of those securities. These rules also treat as outstanding all shares of capital stock that a person would receive upon exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days of the determination date, which in our case is April 3, 2006. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated and to the extent known, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Beneficial Ownership of Our Common Stock (continued)

	Number of Shares Beneficially Owned			Percentage of Shares Beneficially Owned(1)			Percentage of Combined Voting Power of All Classes of Stock(3)
	Class A	Class B	Total	Class A	Class B	Total(2)
Lawrence J. Ellison(4)	—	16,585,345	16,585,345	—	60.1%	26.5%	53.3%
Michael R. Milken(5)	1,601,789	9,387,732	10,989,521	4.6%	34.0%	17.5%	30.7%
Lowell J. Milken(6)	458,931	5,940,465	6,399,396	1.3%	21.5%	10.2%	19.2%
Snow Capital Management, L.P.(7)	3,839,763	—	3,839,763	11.0%	—	6.1%	1.2%
Third Avenue Management(8)	5,343,052	—	5,343,052	15.2%	—	8.5%	1.7%
Prentice Capital Management(9)	2,498,965	—	2,498,965	7.1%	—	4.0%	*
Thomas J. Kalinske(10)	662,101	1,107	663,208	1.9%	*	1.1%	*
Jerome J. Perez(11)	447,733	—	447,733	1.3%	—	*	*
Timothy M. Bender(12)	122,666	—	122,666	*	—	*	*
Steven B. Fink(13)	98,238	16,635,345	16,733,583	*	60.2%	26.7%	53.5%
Stanley E. Maron(14)	72,052	168	72,220	*	*	*	*
William B. Chiasson(15)	65,749	—	65,749	*	—	*	*
Kathryn E. Olson(16)	56,944	—	56,944	*	—	*	*
E. Stanton McKee(17)	44,583	—	44,583	*	—	*	*
Paul A. Rioux (18)	21,799	—	21,799	*	—	*	*
Ralph R. Smith(19)	12,811	—	12,811	*	—	*	*
Caden Wang(20)	12,811	—	12,811	*	—	*	*
Jeffrey G. Katz(21)	9,547	—	9,547	*	—	*	*
David C. Nagel(22)	6,666	—	6,666	*	—	*	*
All directors and executive officers as a group (18 persons)(23)	1,451,541	16,636,620	18,143,598	4.3%	60.2%	28.9%	53.9%

*	Less than one percent.

(1)	Based on 35,058,362 shares of Class A common stock and 27,614,176 shares of Class B common stock outstanding as of April 3, 2006. Unless otherwise indicated in the footnotes to this table, the applicable address for each of our directors and executive officers is c/o LeapFrog Enterprises, Inc., 6401 Hollis Street, Suite 100, Emeryville, California 94608.

(2)	These percentages reflect the ownership of our Class A common stock and our Class B common stock on an as-converted basis assuming the conversion of all Class B common stock to Class A common stock.

(3)	These percentages reflect the different voting rights of our Class A common stock and our Class B common stock. On all matters submitted to a vote of our stockholders, our Class A common stock entitles its holders to one vote per share and our Class B common stock entitles its holders to ten votes per share.

(4)	Includes 16,585,345 shares of Class B common stock held indirectly by Mr. Ellison through Mollusk Holdings, LLC, which is controlled by Cephalopod Corporation and Lawrence Investments, LLC, which are also reported as beneficially owned by Mr. Fink and over which Mr. Ellison shares voting and investment power.

The address for Mollusk Holdings, LLC is c/o Philip B. Simon, 101 Ygnacio Valley Road, Suite 310, Walnut Creek, CA 94596.

(5)	Includes:

•	5,039,937 shares of Class B common stock and 1,601,789 shares of Class A common stock held directly by Mr. M. Milken;

•	4,336,216 shares of Class B common stock held indirectly by Mr. M. Milken through ET Holdings, LLC, which are also beneficially owned by Mr. L. Milken and over which Mr. M. Milken has shared voting and investment power; and

•	11,579 shares of Class B common stock held indirectly by Mr. M. Milken through Hampstead Associates, LLC, which are also beneficially owned by Mr. L. Milken and over which Mr. M. Milken has shared voting and investment power.

The address for Mr. M. Milken is c/o Maron & Sandler, 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(6)	Includes:

•	1,592,670 shares of Class B common stock and 416,845 shares of Class A common stock held directly by Mr. L. Milken;

•	42,086 shares of Class A common stock held in a trust of which Mr. L. Milken is a trustee;

•	4,336,216 shares of Class B common stock held indirectly by Mr. L. Milken through ET Holdings, LLC, which are also beneficially owned by Mr. M. Milken and over which Mr. L. Milken has shared voting and investment power; and

•	11,579 shares of Class B common stock held indirectly by Mr. L. Milken through Hampstead Associates, LLC, which are also beneficially owned by Mr. M. Milken and over which Mr. L. Milken has shared voting and investment power.

The address for Mr. L. Milken is c/o Maron & Sandler, 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(7)	Based solely on information provided in a Schedule 13G filed on January 23, 2006 by Snow Capital Management, L.P., or Snow Capital. Snow Capital has sole voting and dispositive power over 3,839,763 shares. The address for Snow Capital is 2100 Georgetowne Drive, Suite 400, Sewickley, Pennsylvania 15143.

(8)	Based solely on information provided in a Schedule 13G filed on February 15, 2006 by Third Avenue Management LLC, or Third Avenue. Third Avenue has sole voting power over 5,149,327 shares and sole dispositive power over 5,343,052 shares. The address for Third Avenue is 622 Third Avenue, 32nd Floor, New York, New York 10017.

(9)	Based solely on information provided in a Schedule 13G filed on February 14, 2006 by Prentice Capital Management, LP, or Prentice Capital. Prentice Capital has shared voting and dispositive power over 2,498,965 shares. The address for Prentice Capital is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

(10)	Includes 319,722 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days of April 3, 2006.

(11)	Includes:

•

8,567 shares of Class A common stock issued upon the vesting of a stock bonus award to Mr. Perez in 2004, the remaining 26,667 shares of Class A common stock issued to Mr. Perez under this stock bonus award are subject to repurchase by LeapFrog until Mr. Perez’s ownership vests in equal annual installments on the second and third anniversaries of the date the stock bonus award was granted to Mr. Perez by the Compensation Committee of our board of directors. Following his resignation as

LeapFrog’s President in February 2006, Mr. Perez is providing consulting services to LeapFrog and his ownership in the shares represented by the stock bonus award will continue to vest so long as he provides LeapFrog with such consulting services; and

•	412,499 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006.

(12)	Includes 122,666 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006.

(13)	Includes:

•	98,238 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006; and

•	16,585,345 shares of Class B common stock presently held by Mollusk Holdings, LLC. Mr. Fink is the Chief Executive Officer of Lawrence Investments, LLC, which is one of the two managing members of Mollusk Holdings, LLC. These shares are also reported as beneficially owned by Mr. Ellison. Mr. Fink disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

•	50,000 shares of Class B common stock presently held prorata by ET Holdings, LLC, Mollusk Holdings, LLC and Michael R. Milken based on the number of shares of LeapFrog’s Class B common stock distributed by Krest LLC to each of such three stockholders in September 2005, which may be acquired by Mr. Fink within 60 days of April 3, 2006 upon the exercise of a call option that each of such three stockholders has granted to Mr. Fink. Mr. Fink shares voting and investment power with respect to these shares with each of such three stockholders.

The address for Mr. Fink is 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(14)	Includes 63,083 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006. The address for Mr. Maron is 1250 Fourth Street, Suite 550, Santa Monica, California 90401.

(15)	Includes 65,749 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006.

(16)	Includes:

•	6,425 shares of Class A common stock issued upon the vesting of a stock bonus award to Ms. Olson in 2004, the remaining 15,000 shares of Class A common stock issued to Ms. Olson under this stock bonus award are subject to repurchase by LeapFrog until Ms. Olson’s ownership vests in equal annual installments on the second and third anniversaries of the date the stock bonus award was granted to Ms. Olson by the Compensation Committee of our board of directors; and

•	35,519 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006.

(17)	Includes 44,583 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006.

(18)	Includes 9,166 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006.

(19)	Includes 12,811 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006. The address for Mr. Smith is c/o The Annie E. Casey Foundation, 701 St. Paul Street, Baltimore, Maryland 21202.

(20)	Includes 12,811 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006.

(21)	Includes 9,547 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006.

(22)	Includes 6,666 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006.

(23)	See footnotes 10 through 22 above, as applicable. Mr. Perez is not included as an executive officer as he was no longer serving as an executive officer of LeapFrog as of April 3, 2006, the date of the information in the table. Includes 82,530 shares of Class A common stock held by our executive officers who are not named executive officers, provided that LeapFrog has the right to repurchase 12,000 of these shares until the shares vest in three equal annual installments and 30,001 of these shares until the shares vest in two equal annual installments. Also includes 238,481 shares of Class A common stock issuable upon the exercise of options that are exercisable within 60 days after April 3, 2006 held by executive officers who are not named in the Summary Compensation Table below.

PROPOSAL ONE

ELECTION OF DIRECTORS

Pursuant to our certificate of incorporation, the number of LeapFrog directors has been fixed at 11 by a resolution of our board of directors. There are eight nominees for director at this annual meeting. One of our current directors, Mr. Rioux, is not standing for re-election. Our board is currently seeking suitable nominees to fill at least some of the vacancies and is also in the process of determining whether to reduce the number of directors on our board of directors to a number less than 11. Stockholders cannot vote or submit proxies for a greater number of persons than the eight nominees named in this Proposal One. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected, or until the director’s death, resignation or removal. Each nominee listed below is currently a director of LeapFrog. Each of these directors was elected by the stockholders, except for Mr. Katz and Dr. Nagel, who were appointed by our board of directors in June 2005 and September 2005, respectively, to fill vacancies created by the resignation of two of our former board members. A third party search firm engaged by us to identify and evaluate director candidates identified Dr. Nagel as a possible candidate for our board, and our Chairman of the board identified Mr. Katz as a possible candidate for our board. Our Chairman of the board, who is also the Chairman of the Nominating and Corporate Governance Committee of our board of directors, reviewed and evaluated, using the guidelines adopted by our board, Mr. Katz and Dr. Nagel as candidates to serve as directors on our board. Our Chairman, in his capacity as Chairman of the Nominating and Corporate Governance Committee, recommended to our board that Mr. Katz and Dr. Nagel be appointed to our board of directors.

It is LeapFrog’s policy to encourage nominees for directors to attend the annual meeting. Five directors attended our 2005 annual meeting of stockholders.

Directors are elected by a plurality of the votes properly cast in person or by proxy. The eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by LeapFrog’s management. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following table sets forth information as of April 3, 2006 with respect to the nominees for election to our board of directors:

Nominees

Name	Age	Position/Office Held With LeapFrog
Steven B. Fink	55	Chairman of the board
Thomas J. Kalinske	61	Chief Executive Officer and Director
Jeffrey G. Katz	50	Director
Stanley E. Maron	57	Director
E. Stanton McKee, Jr.	61	Director
David C. Nagel	60	Director
Ralph R. Smith	58	Director
Caden Wang	53	Director

Steven B. Fink was elected to our board of directors in March 1999 and was appointed as Chairman of our board in February 2004. Mr. Fink has been the Chief Executive Officer of Lawrence Investments, LLC, a technology and biotechnology private equity investment firm that is controlled by Lawrence J. Ellison, since May 2000. Mr. Fink also serves as a Vice Chairman of Knowledge Universe (now renamed Krest LLC), a private company focused on building leading companies in areas relating to education, technology and career management and the improvement of individual and corporate performance, a position he has held since 1996. From 1981 to 1986, Mr. Fink served as Chief Executive Officer and Chairman of the board of directors of Anthony Manufacturing Company, a specialty glass and conductive coatings manufacturer. He currently serves as Vice Chairman of Heron International, a European real estate development company. He is a director of Nextera Enterprises, a former provider of economic consulting services that has sold its operating businesses; Nobel Learning Communities, Inc., a non-sectarian, for-profit provider of education and educational services for the pre-elementary through 12th grade market; C-COR Incorporated, a provider of operations support software and technical services; and Spring Group plc, an information technology services company in the United Kingdom. Mr. Fink also serves on the boards of directors of privately held companies and on the board of trustees of the American College of Physicians Foundation. Mr. Fink has a B.S. from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink has served as the Chairman of our Nominating and Corporate Governance Committee since April 2004 and as a member of our Compensation Committee since April 2005.

Thomas J. Kalinske has served as our Chief Executive Officer since February 2004 and previously served in that capacity from September 1997 to March 2002. He has served on our board of directors since September 1997 and was the Chairman of our board of directors from September 1997 to February 2004. From 1996 to February 2004, Mr. Kalinske served as the President of Knowledge Universe LLC (now renamed Krest LLC), a private company focused on building leading companies in areas relating to education, technology and career management and the improvement of individual and corporate performance. From 1990 to 1996, he served as President and Chief Executive Officer of Sega of America. Prior to that, he was President and Chief Executive Officer of the Universal Matchbox Group from 1987 to 1990. Prior to that, he served as President and Co-Chief Executive Officer of Mattel, Inc. Mr. Kalinske has served as Chairman of the Toy Manufacturers Association of America, and in 1997, he was inducted into the Toy Industry Hall of Fame. He is the non-executive Deputy Chairman of the board of Spring Group plc, an information technology services company in the United Kingdom. Mr. Kalinske is a past board member of the National Education Association Foundation for the Improvement of Education and of the RAND Education Board. He earned a B.S. from the University of Wisconsin and an M.B.A. from the University of Arizona.

Jeffrey G. Katz was appointed to our board of directors in June 2005. He served as the Chairman and Chief Executive Officer of Orbitz, Inc. from 2000 to 2004 . From 1997 to 2000, Mr. Katz was President and Chief Executive Officer of Swissair. From 1980 to 1997, he served in a variety of roles at American Airlines, including Vice President of American Airlines and President of the Computerized Reservation System Division of SABRE. Mr. Katz serves on the board of directors of Northwest Airlines Corporation, a publicly held airline, and is a member of their Audit Committee, and also serves on the boards of a privately held company and City of Hope National Cancer Research Institute. Mr. Katz received a B.S. in mechanical engineering from the University of California, Davis, and holds M.S. degrees from both Stanford University and the Massachusetts Institute of Technology. Mr. Katz has served on our Audit Committee and Nominating and Corporate Governance Committee since June 2005.

Stanley E. Maron was elected to our board of directors in September 1997. Since 1994, he has served as a senior partner in the law firm of Maron & Sandler, a Professional Corporation, which he co-founded. He specializes in corporate and tax law. Prior to forming Maron & Sandler, he was a senior partner in the Los Angeles law firm of Buchalter, Nemer, Fields & Younger, serving the firm from 1975 to 1994. Mr. Maron currently serves as a director of Nextera Enterprises, Inc., a former provider of economic consulting services that has sold its operating businesses, and also serves as an officer and director of numerous privately held companies. Mr. Maron received a B.A. from the University of California, Berkeley and a J.D. from the University of California, Los Angeles.

E. Stanton McKee, Jr. has served on our board of directors since November 2003. Until retiring in 2002, Mr. McKee was the Executive Vice President and Chief Financial and Administrative Officer of Electronic Arts Inc., the world’s largest developer and publisher of interactive entertainment. Mr. McKee joined Electronic Arts Inc. in 1989 and served as Chief Financial and Administrative Officer for over 13 years. Mr. McKee holds B.A and M.B.A. degrees from Stanford University. Mr. McKee has served as the Chairman of our Audit Committee since November 2003.

David C. Nagel was appointed to our board of directors in September 2005. He has served as the President, Chief Executive Officer and a director of PalmSource, Inc., a provider of operating system software platforms for smart mobile devices, since December 2001. From September 2001 to December 2001, he was Chief Executive Officer of the Platform Solutions Group at Palm, Inc. (now palmOne Inc.), which sells smart mobile devices. Prior to joining Palm, from April 1996 to September 2001, Dr. Nagel was chief technology officer of AT&T Corp., a communications service provider, President of AT&T Labs, a corporate research and development unit of AT&T, and Chief Technology Officer of Concert, a partnership between AT&T and British Telecom. Prior to his tenure with AT&T, from 1988 to 1996, he held various positions at Apple Computer, a manufacturer of personal computing devices, the last of which was Senior Vice President, Research and Development. Dr. Nagel’s earlier positions at Apple Computer included General Manager and Vice President, Apple Soft, and Vice President, Advanced Technology. Dr. Nagel serves on the board of directors and Audit Committee of Nuance Communications, Inc., a voice automation technology software company, the board of directors and Compensation Committee of Liberate Technologies, Inc., an interactive television software company, the board of directors of Tessera Technologies, Inc., a developer of semiconductor packaging technology, and the board of directors of ArcSoft, Inc., a privately-held developer of multimedia software for electronic devices. Before joining Apple, he was head of human factors research at Ames Research Center. Dr. Nagel has a B.S. and an M.S. in engineering and a Ph.D. in experimental psychology from the University of California, Los Angeles. Dr. Nagel has served on our Compensation Committee since February 2006.

Ralph R. Smith has served on our board of directors since April 2005. He currently serves as Senior Vice President of The Annie E. Casey Foundation, a private philanthropy dedicated to helping build better futures for disadvantaged children in the United States. Since 2004, Mr. Smith has served on the board of directors of Nobel Learning Communities, Inc., a non-sectarian, for-profit provider of education and educational services for the pre-elementary through 12th grade market, and serves as a member of their Nominating and Corporate Governance Committee. He is also a member of the board of directors of Venture Philanthropy Partners, a non-profit philanthropic investment organization serving the National Capital Region. From 1975 to 1997, Mr. Smith was a member of the faculty of the Law School of the University of Pennsylvania, teaching corporate law, securities regulations, and education law and policy. Mr. Smith also has held a number of senior leadership positions for the School District of Philadelphia, including Chief of Staff and Special Counsel. Mr. Smith received his undergraduate degree from Loyola University of Los Angeles, a J.D. from the University of California, Los Angeles and served as a Teaching Fellow and L.L.M./S.J.D. candidate at Harvard University. Mr. Smith has served on our Nominating and Corporate Governance Committee since April 2005 and on our Compensation Committee since June 2005.

Caden Wang has served on our board of directors since April 2005. Since October 2003, Mr. Wang has served on the board of directors of bebe Stores, Inc., a publicly held company that designs, develops and produces women’s apparel and accessories, and is the chairman of their Audit Committee and a member of their Nominating and Corporate Governance Committee. Since August 2005, Mr. Wang has served on the board of directors of Fossil, Inc., a publicly held company that designs, develops, markets and distributes fashion-related consumer products, and serves on their Audit Committee and their Nominating and Corporate Governance Committee. From June 1999 to December 2001, Mr. Wang served as Executive Vice President and Chief Financial Officer of LVMH Selective Retailing Group, which included various international retail holdings such as DFS, Sephora and Miami Cruiseline Services. He also served as the Chief Financial Officer for DFS, Gump’s and Cost Plus. Mr. Wang is a Certified Public Accountant. He holds B.A. and M.B.A. degrees from the University of California, Los Angeles. Mr. Wang has served as the Chairman of our Compensation Committee since April 2005 and as a member of our Audit Committee since April 2005.

The Board of Directors Recommends

a Vote in Favor of Each Named Nominee.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the New York Stock Exchange, or NYSE, listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time. In addition, our board of directors has adopted categorical standards of independence to assist the board in its determination of director independence. The categorical standards are attached as Appendix A to this Proxy Statement.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members and LeapFrog, our senior management and our independent registered public accounting firm, our board of directors affirmatively has determined that all of LeapFrog’s directors are independent directors within the meaning of the applicable NYSE listing standards, except for Mr. Kalinske, our Chief Executive Officer, and Mr. Rioux, who was our acting Chief Operating Officer from October 2002 to August 2003 and served as an advisor to Mr. Kalinske until June 2005. Our board of directors has also affirmatively determined that, pursuant to the categorical standards adopted by our board, none of the independent directors has a material relationship with LeapFrog.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

In April 2004, our board of directors documented the governance practices followed by LeapFrog by adopting Corporate Governance Guidelines to assure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines were adopted by the board to, among other things, reflect changes to the NYSE listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. In April 2004, the board of directors formed a Nominating and Corporate Governance Committee to assist the board in implementing and enforcing the Corporate Governance Guidelines. The Corporate Governance Guidelines, as well as the charters for each committee of the board, are posted on the investor relations section of our website at www.leapfroginvestor.com. In addition, stockholders may obtain a print copy of our Corporate Governance Guidelines by writing to our Corporate Secretary at 6401 Hollis Street, Suite 100, Emeryville, California 94608.

As required under NYSE listing standards, in fiscal 2005 our independent directors met five times in regularly scheduled executive sessions at which only independent directors were present. Steven B. Fink, the Chairman of our board of directors, presided over each of these executive sessions. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of LeapFrog’s Corporate Secretary at 6401 Hollis Street, Suite 100, Emeryville, California 94608. If no particular director is named, letters will be forwarded, depending on the subject matter, to the chair of the Audit, Compensation or Nominating and Corporate Governance Committee.

In 2005, our board had three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each of the board committees in 2005:

Member of our board of directors in the fiscal year 2005	Audit	Compensation	Nominating and Corporate Governance
Jeffrey Berg	X(1)(2)	X(1)(2)	X(1)(2)
Steven B. Fink		X(2)	X*
Thomas J. Kalinske
Jeffrey G. Katz	X(3)		X(3)
Stanley E. Maron
E. Stanton McKee, Jr.	X*
Barry Munitz		X*(1)(2)
David C. Nagel		X(4)
Jerome J. Perez
Stewart A. Resnick	X(1)(2)	X(1)(2)
Paul A. Rioux
Ralph R. Smith	X(2)(3)	X(3)	X(2)
Caden Wang	X(2)	X*(2)

Total meetings in fiscal year 2005	11	4	3

*	Committee Chairman

(1)	Mr. Berg resigned from our board in February 2005, Dr. Munitz and Mr. Resnick resigned from our board in March 2005 and Mr. Perez resigned from our board in February 2006. Mr. Rioux will not stand for re-election but will continue to serve on the board until the annual meeting of stockholders.

(2)	Messrs. Wang and Smith joined our board in April 2005 and began serving as members of our Audit Committee. In addition, Mr. Wang became Chairman of our Compensation Committee and Mr. Smith began serving as a member of our Nominating and Corporate Governance Committee. Our Chairman, Mr. Fink, became a member of our Compensation Committee in April 2005.

(3)	Mr. Katz joined our board in June 2005, replaced Mr. Smith in his position as a member of our Audit Committee, and became a member of our Nominating and Corporate Governance Committee. In June 2005, Mr. Smith became a member of our Compensation Committee.

(4)	Dr. Nagel joined our board in September 2005. In February 2006, Dr. Nagel became a member of our Compensation Committee.

Below is a description of each committee of the board of directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The board of directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to LeapFrog.

AUDIT COMMITTEE

The Audit Committee of our board of directors oversees LeapFrog’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. Among other things, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of the independent registered public accounting firm;

•	determines the engagement of the independent registered public accounting firm;

•	determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on LeapFrog’s engagement team as required by law;

•	confers with management and the independent registered public accounting firm regarding the effectiveness of internal control over financial reporting;

•	establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviews the financial statements to be included in LeapFrog’s annual report on Form 10-K and quarterly reports on Form 10-Q and other financial disclosures; and

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the results of LeapFrog’s quarterly financial statements.

For a portion of 2005, the Audit Committee was comprised of three directors: Messrs. McKee (Chair), Berg and Resnick. Mr. Berg resigned from our board in February 2005 and Mr. Resnick resigned from our board in March 2005. From April 2005 through June 2005, the Audit Committee was comprised of three directors: Messrs. McKee (Chair), Smith and Wang. In June 2005, Mr. Katz replaced Mr. Smith and since June 2005 the Audit Committee has been comprised of three directors, Messrs. McKee (Chair), Katz and Wang. The Audit Committee met 11 times during our 2005 fiscal year. The board has determined that all members of LeapFrog’s Audit Committee are independent (as independence is defined in Section 303A.02 of the NYSE listing standards). The Audit Committee has adopted a written Audit Committee Charter that is posted on our website at www.leapfroginvestor.com.

Our board of directors has determined that each of Messrs. McKee, the chairman of our Audit Committee, Katz and Wang qualify as an “audit committee financial expert,” as defined in applicable SEC rules. The board made a qualitative assessment of Messrs. McKee’s, Katz’s and Wang’s level of knowledge and experience based on a number of factors, including their formal education and experience. In the case of Mr. McKee, as a chief financial officer for a public reporting company, in the case of Mr. Katz, his experience actively supervising one or more persons engaged in preparing, auditing, analyzing and evaluating financial statements, and in the case of Mr. Wang, as chief financial officer for various privately held companies.

COMPENSATION COMMITTEE

The Compensation Committee reviews and approves the overall compensation strategy and policies for LeapFrog. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of LeapFrog’s executive officers and other senior management; reviews and approves the compensation and other terms of employment of LeapFrog’s Chief Executive Officer; recommends to the board for approval the compensation and other terms of employment of the other executive officers; and administers LeapFrog’s stock option and purchase plans, stock bonus plans and other similar programs. LeapFrog also has a Non-Executive Officer Stock Award Committee, currently made up of LeapFrog’s Chief Executive Officer, that may grant stock awards to consultants and employees who are not executive officers (as such term is defined in Section 16 of the Exchange Act and Rule 16a-1 thereunder) of LeapFrog, provided that this committee is only authorized to grant stock awards that meet the annual stock award grant guidelines approved by the Compensation Committee, which sets forth the number of shares that may be granted to consultants and employees based on level and the total number of shares that may be granted in any given year.

The Compensation Committee is currently comprised of four directors, Messrs. Wang (Chair), Fink, Smith and Nagel. The board has determined that all members of LeapFrog’s Compensation Committee are independent (as independence is defined in Section 303A.02 of the NYSE listing standards). The Compensation Committee met four times in 2005. The Compensation Committee has adopted a written Compensation Committee Charter that is posted on our website at www.leapfroginvestor.com.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee, or Governance Committee, of the board of directors is responsible for identifying, reviewing and evaluating candidates to serve as directors on our board (consistent with criteria approved by the board), reviewing and evaluating incumbent directors, recommending to the board for selection candidates for election to the board of directors, making recommendations to the board regarding the membership of the committees of the board, assessing the performance of management and the board, reviewing the compensation paid to non-employee directors for their service on our board and its committees, and developing a set of corporate governance principles for LeapFrog. Our Governance Committee is currently comprised of three directors, Messrs. Fink (Chair), Smith and Katz. All members of the Governance Committee are independent (as independence is defined in Section 303A.02 of the NYSE listing standards). The Governance Committee met three times during the 2005 fiscal year. Our Governance Committee charter is posted on our website at www.leapfroginvestor.com.

The Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of LeapFrog, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the board, the operating requirements of LeapFrog and the long-term interests of stockholders. In conducting this assessment, the Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board and LeapFrog, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors, the Nominating and Corporate Governance Committee reviews such directors’ overall service to LeapFrog during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Governance Committee also determines whether the nominee must be independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board. The Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the board by majority vote. In 2005, our board engaged a third party to assist us in the process of identifying and evaluating director candidates. This third party search firm identified Dr. Nagel as a potential candidate for our board of directors. Our Chairman of the board, who is also the Chairman of the Governance Committee, identified Mr. Katz as a possible candidate for our board. To date, LeapFrog has not received a timely director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

The Governance Committee will consider director candidates recommended by stockholders. The Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Governance Committee to become nominees for election to the board may do so by delivering a written recommendation to the Governance Committee at the following address: Chairman of the Nominating and Corporate Governance Committee c/o Corporate Secretary of LeapFrog at 6401 Hollis Street, Suite 100, Emeryville, California 94608, at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders, which for our 2007 annual meeting of stockholders is a deadline of December 27, 2006. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STRATEGY COMMITTEE

In March 2006, the board of directors approved the formation of a Strategy Committee to assist LeapFrog’s executive officers in developing the overall business strategy for the company, and appointed Steven B. Fink, the chairman of the Strategy Committee. In April 2006, the board of directors appointed Messrs. Katz and Wang and Dr. Nagel to the Strategy Committee.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2005, the board of directors held eight meetings and acted by unanimous written consent four times. Each incumbent director attended at least 75% of the aggregate of the meetings of the board, and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

LeapFrog’s board has adopted a formal process by which stockholders may communicate with the board or any of its directors. Stockholders who wish to communicate with the board may do so by sending written communications addressed to the Corporate Secretary of LeapFrog at 6401 Hollis Street, Suite 100, Emeryville, California 94608. All communications will be compiled by our Corporate Secretary and submitted to the board or the individual directors on a periodic basis. These communications will be reviewed by our Corporate Secretary, who will determine whether they should be presented to the board. The purpose of this screening is to allow the board to avoid having to consider irrelevant or inappropriate communications (such as advertisements and solicitations). The screening procedures have been approved by a majority of the independent directors of the board. All communications directed to the Audit Committee in accordance with the procedures set forth in this paragraph that relate to questionable accounting or auditing matters involving LeapFrog will be promptly and directly forwarded to the Audit Committee. A summary of these communication procedures is posted on our website at www.leapfroginvestor.com.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES

We have adopted the LeapFrog Code of Business Conduct and Ethics that applies to all officers, directors and employees. Our Code of Business Conduct and Ethics and our Corporate Governance Guidelines are available on the investor relations section of our website at www.leapfroginvestor.com. Stockholders may also obtain a print copy of our Code of Business Conduct and Ethics and our Corporate Governance Guidelines by writing to our Corporate Secretary at 6401 Hollis Street, Suite 100, Emeryville, California 94608. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on the investor relations section of our website at www.leapfroginvestor.com.

COMPENSATION OF DIRECTORS

Each non-employee director of LeapFrog receives a cash meeting fee of $1,500 for each board of directors and committee meeting attended. Prior to February 2006, if there was a board meeting and a committee meeting on the same day, only one meeting fee was paid for both meetings. In February 2006, the board approved a change in the compensation of directors to permit the non-employee directors to receive the $1,500 meeting fee for each board or committee meeting attended, regardless of whether the meetings occurred on the same day. In addition to this meeting fee, in April 2004, the Compensation Committee of our board of directors approved the payment of the following annual retainers, which are pro-rated for each month served on the board during the year, to our non-employee directors, which amounts remained effective for the 2005 fiscal year:

•	Each non-employee director will receive an annual retainer of $30,000, provided that a non-employee director who holds the position of Chairman of our board will receive an annual retainer of $60,000 in lieu of an annual retainer of $30,000.

•	Each non-employee director who serves as a member of our Audit Committee will receive an annual retainer of $5,000, provided that the Chairman of our Audit Committee will receive an annual retainer of $10,000 in lieu of an annual retainer of $5,000.

•	Each non-employee director who serves as the Chairman of our Compensation Committee, Nominating and Corporate Governance Committee, and any other committee created by our board of directors will receive an annual retainer of $5,000.

In the fiscal year ended December 31, 2005, the total cash compensation paid to non-employee directors was $365,403. The members of our board of directors are also eligible for reimbursement of their expenses incurred in attending board meetings.

In February 2006, the board approved an increase in the amount of the annual retainer to be paid to the Chairman and members of the Audit Committee of the board. Effective February 2006, the annual retainer to be paid to the Chairman of our Audit Committee was increased from $10,000 to $20,000, and the annual retainer fee for each Audit Committee member was increased from $5,000 to $10,000.

Each non-employee director of LeapFrog also receives stock option grants under the 2002 Non-Employee Directors’ Stock Option Plan, or Director Plan. Only non-employee directors of LeapFrog are eligible to receive options under the Director Plan. Options granted under the Director Plan are intended by LeapFrog not to qualify as incentive stock options under the Internal Revenue Code.

Option grants under the Director Plan are non-discretionary. Upon election to LeapFrog’s board of directors, a non-employee director is granted an initial option to purchase 30,000 shares of LeapFrog’s Class A common stock. On July 1 of each year (or the next business day if that date is a legal holiday), each member of LeapFrog’s board of directors who is not an employee of LeapFrog is automatically granted an option to purchase 15,000 shares of LeapFrog’s Class A common stock under the Director Plan, provided that a non-employee director who holds the position of Chairman of our board of directors at the time of the annual grant will receive an annual grant of 25,000 shares in lieu of an annual grant of 15,000 shares. No other options may be granted at any time under the Director Plan. The exercise price of options granted under the Director Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. Options granted under the Director Plan vest in equal monthly installments over a three year period in accordance with its terms. The term of options granted under the Director Plan is ten years. In the event of a merger of LeapFrog with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving LeapFrog, the vesting of each option will accelerate and become fully vested and immediately exercisable, if, as of the completion of the change-in-control transaction or within 12 months of such transaction, the non-employee director’s service terminates; provided that such acceleration will not occur if the termination was a result of the non-employee director’s resignation (other than any resignation contemplated by the terms of the change-in-control transaction or required by LeapFrog or the acquiring entity pursuant to the change in control).

As described in Proposal Two, an amendment to the Director Plan was recently approved by our board of directors and is subject to approval by our stockholders at the annual meeting of stockholders. The proposed amendment provides for an increase in the number of shares of common stock authorized for issuance under the Director Plan from 750,000 to 1,250,000 shares. The proposed amendment also provides for the addition of restricted stock, restricted stock unit awards, performance stock awards and stock appreciation rights to the types of awards that are eligible for grant under the Director Plan, and the determination to award initial or annual grants in the form of stock options or such other type of stock awards is at the discretion of the board or a committee of the board. In addition, in the event that initial and annual grants are made in the form of stock awards other than options, the proposed amendment provides that the board or a committee of the board has the authority to determine the number of shares subject to such stock awards.

During the fiscal year ended December 31, 2005, our non-employee directors received the following compensation for their service on our board of directors:

Non-Employee Director	2005 Annual Cash Retainer for Service on the Board	2005 Annual Cash Retainer for Service as the Chairman of a Committee or Member of the Audit Committee	2005 Board Meeting Fees	2005 Equity Grants
Steven B. Fink	$ 60,000	$ 5,000	$ 15,000	25,000 shares
Jeffrey Berg	$ 3,986	—	—	—
Jeffrey G. Katz	$ 17,500	$ 2,917	$ 15,000	31,250 shares
E. Stanton McKee	$ 30,000	$10,000	$ 27,000	15,000 shares
Stanley E. Maron	$ 30,000	—	$ 12,000	15,000 shares
Barry Munitz	$ 7,500	$ 1,250	$ 0	—
David C. Nagel	$ 10,000	—	$ 1,500	30,000 shares
Stewart A. Resnick	$ 7,500	$ 1,250	$ 6,000	—
Paul A. Rioux	$ 15,000	—	$ 3,000	30,000 shares
Ralph R. Smith	$ 22,500	—	$ 9,000	33,750 shares
Caden Wang	$ 22,500	$ 7,500	$ 22,500	33,750 shares

Total Compensation	$226,486	$27,917	$111,000	213,750 shares

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, in 2005, Dr. Munitz and Messrs. Berg, Resnick, Fink, Smith and Wang served on our Compensation Committee. During the fiscal year ended December 31, 2005, none of these directors was an officer or employee of LeapFrog or any of our subsidiaries, nor are any of these directors former officers of LeapFrog or any of our subsidiaries.

None of our other executive officers or directors serve as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires LeapFrog’s directors and executive officers, and persons who own more than ten percent of a registered class of LeapFrog’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of LeapFrog. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with except that: (1) reports each covering one transaction were filed late by Messrs. Timothy Bender, Jerome Perez, Michael Dodd and Mark Flowers and Ms. Kathryn Olson and (2) one report covering two stock awards was filed late by Ms. Karen Luey.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee of the board of directors is responsible for providing independent, objective oversight of LeapFrog’s accounting functions and internal controls. The Audit Committee acts under a written charter first adopted and approved by the board of directors in May 2002, amended and restated in October 2002 to include the expanded duties and responsibilities required of the Audit Committee pursuant to the NYSE listing standards, and further amended in February 2006.

The Audit Committee consists of three directors, each of whom is an independent director in accordance with the rules and regulations of the NYSE.

The responsibilities of the Audit Committee include recommending to the board an accounting firm to be engaged as LeapFrog’s independent registered public accounting firm and pre-approving any non-audit services provided by LeapFrog’s independent registered public accounting firm. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with LeapFrog management, LeapFrog internal audit personnel and the independent registered public accounting firm regarding the following:

•	the plan for, and the independent registered public accounting firm’s report on, each audit of LeapFrog’s consolidated financial statements;

•	LeapFrog’s financial disclosure documents, including all financial statements, and reports filed with the SEC or sent to stockholders;

•	changes in LeapFrog’s accounting practices, principles, controls or methodologies, or in LeapFrog’s financial statements;

•	significant developments in accounting rules;

•	the adequacy of LeapFrog’s internal accounting controls, and accounting, financial and auditing personnel; and

•	the establishment and maintenance of an environment at LeapFrog that promotes ethical behavior.

Monitoring of Integrity of Financial Statements

The Audit Committee is responsible for recommending to the board of directors that LeapFrog’s financial statements be included in LeapFrog’s quarterly and annual reports. In fulfilling this responsibility, prior to the release of each of the company’s quarterly and annual financial results for 2005, the Audit Committee reviewed the financial statements and met to discuss the financial statements with management and Ernst & Young LLP, the company’s independent registered public accounting firm. At each of those meetings, management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with management the significant accounting policies utilized by the company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. At each of these meetings to review the quarterly and annual financial results for 2005, the Audit Committee met separately with the independent registered public accounting firm to review the results of its examination and the overall quality of the company’s financial and accounting reporting. In relation to the audited consolidated financial statements for 2005, the Audit Committee reviewed and discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Codification of Statements on Auditing Standards, United States Auditing Standards Section 380,” as amended by Statement on Auditing Standards No. 90 “Audit Committee Communications,” which includes, among other things:

•	methods used to account for significant unusual transactions;

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of LeapFrog under the Securities Act of 1933 (the “1933 Act”) or the Securities Exchange Act of 1934 Act (the “1934 Act”), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

Based on the discussions with management and Ernst & Young LLP concerning the audit, the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee’s independence review, as described below, and the review of such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that the financial statements be included in LeapFrog’s 2005 annual report on Form 10-K filed with the SEC.

Oversight of Independent Registered Public Accounting Firm

The Audit Committee appoints the independent registered public accounting firm and reviews their performance and independence from management. Ernst & Young LLP provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and Ernst & Young LLP reported that it is independent under applicable standards in connection with its audit opinion for the company’s 2005 financial statements. The Audit Committee has discussed with Ernst & Young LLP its independence from the company.

As set forth in its charter, the Audit Committee must pre-approve all audit and non-audit services performed by the independent registered public accounting firm. As allowed under its charter, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to grant such pre-approvals, provided that all approvals made by the Chairman are presented to the full Audit Committee for its ratification at each of its scheduled meetings. In determining whether to approve audit and non-audit services to be performed by Ernst & Young LLP, the Audit Committee takes into consideration the fees to be paid for such services and whether the fees would affect the independence of the independent registered public accounting firm in performing its audit function. In addition, when determining whether to approve non-audit services to be performed by Ernst & Young LLP, the Audit Committee considers whether the performance of such services is compatible with maintaining the independence of the independent registered public accounting firm in performing its audit function, and under no circumstances will the non-audit services include the prohibited activities set forth in Section 201 of the Sarbanes-Oxley Act of 2002. The fees paid to the independent registered public accounting firm for services performed for fiscal year 2005 are disclosed in this proxy statement under the caption “Proposal Four—Ratification of Selection of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fee Information.”

Oversight of Assessment of Internal Control Over Financial Reporting

During 2005, management documented, tested and evaluated the company’s internal control over financial reporting pursuant to the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee was kept apprised of the company’s progress by management and the independent registered public accounting firm at each regularly scheduled committee meeting as well as at specially scheduled meetings. At the conclusion of the assessments, management and Ernst & Young LLP each provided the Audit Committee with its respective report on the effectiveness of the company’s internal control over financial reporting. The committee reviewed management’s assessment and the independent registered public accounting firm’s opinion on the effectiveness of internal control over financial reporting that were included in the company’s annual report on Form 10-K for the fiscal year ended December 31, 2005. Management has presented to the Audit Committee its plan to remediate the material weaknesses identified in the assessment of internal control over financial reporting as well as significant deficiencies identified to the Audit Committee as part of the assessment. The Audit Committee will receive regular updates from management regarding the remediation efforts.

Audit Committee:

E. Stanton McKee, Jr. (Chairman)

Caden Wang

Jeffrey G. Katz

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION(2)

The Compensation Committee of the board of directors is responsible for setting and administering the policies that govern executive compensation. In addition, the Compensation Committee approves and administers LeapFrog’s company-wide equity and bonus plans. The Compensation Committee is composed exclusively of non-employee, independent directors.

Overview

The Compensation Committee sets the salaries of LeapFrog’s executive officers (as that term is defined in Section 16 of the Exchange Act and Rule 16a-1 thereunder, and who will be referred to in this report as “Section 16 officers”) and other key employees, establishes the annual executive and employee bonus plans and ongoing equity grant program, approves specific company-wide and individual Section 16 officer performance objectives and Section 16 officer bonus payments, and makes equity award grants to Section 16 officers. The Compensation Committee ensures competitive alignment of executive compensation packages to enable LeapFrog to attract and retain high quality executive officers and other key employees, reward them for LeapFrog’s success and motivate them to enhance long-term stockholder value. Key elements of the philosophy are:

•	LeapFrog provides a balanced mix of cash and equity-based compensation that we believe is suitable to motivate executives to achieve company goals and align their short- and long-term interests with those of the stockholders.

•	LeapFrog pays base salaries that are competitive with levels in effect at companies with which the company competes for talent.

•	LeapFrog provides annual bonus opportunities intended to motivate executives and employees to achieve specific operating results and to generate rewards that maintain total compensation at competitive levels.

•	LeapFrog provides equity-based incentives for executives and other key employees to ensure they are motivated over the long-term to respond to the company’s business opportunities and challenges as owners and not just as employees.

•	LeapFrog generally targets the key elements of executive compensation (base salary, annual bonus opportunity and equity) to deliver compensation to each Section 16 officer and all of them as a group at approximately the 50th percentile of the market.

In examining total executive compensation, we compare it to current compensation data from competitive data provided by Towers Perrin, which includes comparative information of 15 companies we have identified as our peer group. The peer group includes toy, education, consumer packaged goods and fast-growth/high-technology companies that LeapFrog competes with for executive talent. The Compensation Committee has engaged and uses the services of an independent compensation consultant to conduct its periodic review of the effectiveness and competitiveness of LeapFrog’s total executive compensation.

Elements of Executive Compensation

In examining total executive compensation, the Compensation Committee reviews the following elements that make up the total cash compensation LeapFrog pays to its Section 16 officers.

Base Salary.    The Compensation Committee reviews and determines the base salaries of the Section 16 officers, including the Chief Executive Officer, on an annual basis. Compensation decisions made by the Compensation Committee regarding the Chief Executive Officer also require approval by the entire board. The Compensation Committee considers individual and company performance, future potential, scope of responsibilities and experience, and competitive salary practices. In early 2006, the competitive analysis indicated that the salaries we pay our Section 16 officers were generally at or near the median competitive salary level based upon the competitive market data.

(2)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of LeapFrog under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Performance-Based Annual Bonus Awards.    Annual performance bonuses are intended to motivate executives to achieve LeapFrog’s short-term goals, and are directly tied to meeting one or more pre-established company financial goals. Cash bonus award payments are made from a pool that is funded based upon the degree of success in meeting the goals. If those goals are met and the pool is funded, the individual performance of each executive and of his or her area of responsibility or business unit is considered in determining bonus payments. For calendar year 2005, the Compensation Committee set bonus goals based upon company-wide achievement of net sales, gross profit and operating income (before bonuses) targets.

Bonus award payments for 2005 were to be made from a pool that was funded based upon LeapFrog’s performance levels for net sales, gross profit and operating income before bonuses, with a larger portion of the total possible pool based on operating income before bonuses, and lesser portions based upon the net sales and gross profit factors. Funding of bonus award payments for 2005 were to be based on the following performance levels:

	Threshold At 95.8% of target	Target 100% of target	Maximum 116.2% of target
Net Sales Factor
Percentage of Target Bonus Funding	10%	20%	40%

	Threshold At 96.8% of target	Target 100% of target	Maximum 116.3% of target
Gross Profit Factor
Percentage of Target Bonus Funding	10%	20%	40%

	Threshold At 95.6% of target	Target 100% of target	Maximum 187.8% of target
Operating Income Factor
Percentage of Target Bonus Funding	30%	60%	120%

	Threshold	Target	Maximum
Overall Funding	50%	100%	200%

For each factor, if results are between levels, pool funding increases proportionally between the threshold, target and maximum funding levels.

If the bonus pool funds, the Compensation Committee does not use a fixed formula in determining bonus award payments, but uses its discretion and recommendations from the Chief Executive Officer (for awards other than his own) to determine individual award amounts.

At the time the Compensation Committee approved the bonus award program, the Chief Executive Officer recommended to the Compensation Committee that, if LeapFrog did not achieve its threshold bonus goal and no bonus payments were to be made under the bonus award program, it would fund a pool of approximately $1.0 million from which the executives could issue 2005 Exceptional Worker Awards to a small group of LeapFrog employees who had outstanding performance in 2005. The Compensation Committee approved this recommendation and, because LeapFrog did not achieve the threshold financial goal in calendar year 2005 and no bonus award program pool was generated, the Chief Executive Officer and the executives approved payments totaling approximately $1.0 million to be paid to approximately 160 employees, including three Section 16 officers, two of whom are named executive officers.

In 2006, the Compensation Committee has approved a bonus award program for employees that will be based upon a combination of the following components: (1) achievement of total company performance; (2) achievement of division or business unit performance, as appropriate; and (3) achievement of individual performance objectives.

Equity Incentive Awards.    We grant a combination of equity awards to our executives and other key employees, including performance-based stock awards, time-vested restricted stock and restricted stock unit awards (or “RSUs”) and time-vested stock options. We believe (1) granting performance-based stock directly ties LeapFrog’s Section 16 officers to achieving pre-established short- and long-term business goals and (2) time-vested stock options, restricted stock and RSUs should be part of a balanced equity package to continue to align our Section 16 officers’ interests with those of the stockholders. When our 2002 Equity Incentive Plan was amended and approved by our stockholders in 2004 to allow for the granting of full-value stock awards, such as time-vested restricted stock awards, we initially granted time-vested restricted stock awards to certain of our Section 16 officers, but have since moved to granting time-vested RSUs to our Section 16 officers and other employees because RSUs are easier to administer.

The Compensation Committee believes that providing sufficient equity-based incentives for executives ensures they are motivated over the long-term to respond to the company’s business challenges and opportunities as owners and not just as employees.

Stock Options.    Option grants made to executives from the 2002 Equity Incentive Plan typically have a four-year vesting period and are made at 100% of the fair market value at close of the market on the business day immediately preceding the date of grant. Executives receive value from these grants only if LeapFrog’s Class A common stock appreciates over the long-term. In 2005, the Compensation Committee approved a process whereby employees, including executives, are generally eligible for “new hire” grants upon initial hire, and then annually thereafter based on individual performance. The size of option grants is determined by the Compensation Committee and is based on median competitive practices at companies with which LeapFrog competes for talent, the employee’s anticipated future contribution and ability to impact LeapFrog’s results, past performance and alignment among the employee’s peers. At the discretion of the Compensation Committee, Section 16 officers may also be granted stock options to provide greater incentives to continue their employment with LeapFrog and to strive to increase the value of LeapFrog’s Class A common stock. Accordingly, in 2005 we granted awards of stock options to our Chief Executive Officer and our President. For 2005, grants of options, performance shares and RSUs to executives were determined based on approved annual performance-based grant guidelines.

Performance Shares.    Selected executives at the level of vice president and above receive grants of performance shares in amounts based upon competitive grant practices and the executive’s level, past performance and expected future contributions. Performance shares are received by participants at the end of each three year cycle, and are tied to LeapFrog’s performance against pre-established financial measures. The first performance shares were granted in relation to the three-year cycle covering 2004-2006. Participants must continue to be employed at LeapFrog through the end of each three year cycle to receive any shares under the plan. The measures for 2005 and the 2005-2007 plan cycle include net income, revenue, operating cash flow (adjusted for current accounts receivable) and total stockholder return. The total stockholder return measure spans the entire three-year performance share cycle, while the other three measures have annual goals determined and approved by the Compensation Committee no later than March 31 of each calendar year. For the 2006-2008 plan cycle, the Compensation Committee simplified the program by eliminating the three-year total stockholder return measure as a program component. The Compensation Committee also adjusted the annual financial measures for 2006 to include operating profit (as opposed to net income), revenue and operating cash flow (adjusted for current accounts receivable). The actual shares received by participants will vary from zero to 200% of an executive’s target payout, based upon LeapFrog’s actual performance over the three-year performance period. Awards earned under the performance share program, if any, will generally be vested and issued as shares at the end of each three year cycle.

In 2005, LeapFrog did not meet its threshold goals for 2005 on the three annual measures of net income, net sales and operating cash flow (adjusted for current accounts receivable), and thus the portion of performance shares attributable to calendar year 2005 was not earned under either the 2004 – 2006 plan cycle or the 2005 – 2007 plan cycle.

Restricted Stock and Restricted Stock Units.    Restricted stock and RSUs are first and foremost a retention vehicle, as the stock continues to have value even when the stock price fluctuates. In addition, restricted stock serves as a valuable attraction vehicle, allowing the company to recruit talented executives who might forfeit valuable equity stakes at their current employer in order to join LeapFrog. RSUs differ slightly from grants of restricted stock awards in that shares of LeapFrog stock are not issued when an RSU is granted, but rather once an RSU vests, one share of LeapFrog Class A common stock is issued for each share of RSU vested.

In 2005, we made time-based RSU awards to seven executives and other key employees at the vice president level and above in order to provide additional retention value due to their critical importance to our business. The Compensation Committee approved grants that it believed would retain and motivate the selected executives and employees over the next four years. The time-based RSU grants made to these executives and key employees vest at the rate of one-third on each of the second, third and fourth anniversaries after the date of grant.

In 2005, LeapFrog granted RSUs in lieu of stock options to key employees below the level of vice president. The RSUs have a four-year vesting cycle, with one-quarter of the shares vesting on the annual anniversary of the vesting commencement date, as compared to our typical stock option vesting cycle of 1/48th of the shares granted vesting monthly over four years. Because RSUs represent full-value shares, we can grant fewer shares to deliver a competitive compensation value to our key employees and strengthen the retention power of the equity grant program while at the same time decreasing the amount of potential dilution for all stockholders.

Other Benefits and Perquisites.    The Compensation Committee reviews and determines the benefits LeapFrog provides to certain executive officers in the form of severance benefits, life insurance, mortgage interest differential payments and car allowances. For the named executive officers, the amounts of such benefits are described in the footnotes to the Summary Compensation Table on page 29.

Chief Executive Officer Compensation

The Compensation Committee meets each year to evaluate the performance and total compensation of the Chief Executive Officer. The Compensation Committee uses the services of an independent consultant to provide current market data using the method detailed in the “Elements of Executive Compensation—Base Salary” section of this report.

Mr. Kalinske was appointed our Chief Executive Officer in February 2004. Pursuant to his employment agreement, Mr. Kalinske receives an annual salary of $495,000, and an annual bonus opportunity of 100% of his annual base salary, which includes a guaranteed annual bonus payment of $67,500 as part of the entire opportunity. The salary and the target total cash opportunity were established to be at the median of the competitive survey data and in line with the peer group.

In 2005, Mr. Kalinske’s annual salary was $495,000, and although he was not granted the non-guaranteed portion of his annual bonus opportunity, he received the $67,500 guaranteed portion of his bonus.

In 2005, the Compensation Committee approved an equity award to Mr. Kalinske consisting of (1) options to purchase 120,000 shares of LeapFrog Class A common stock at $12.47 per share, the then-fair market value of our Class A common stock, vesting at the rate of 1/48th of the option per month for four years, which represented Mr. Kalinske’s annual on-going equity award in line with the equity compensation guidelines approved by the Compensation Committee and for retention purposes; and (2) a grant of 50,000 performance shares under the 2005-2007 plan cycle. In line with the practice for the other executives, Mr. Kalinske’s grants were comprised of an annual performance-based grant sized at the median of the competitive survey data. For the performance shares, because LeapFrog did not meet its threshold goals for 2005 on the three annual measures of net income, net sales and operating cash flow (adjusted for current accounts receivable), Mr. Kalinske did not earn any performance shares attributable to calendar year 2005 for any applicable three-year performance cycle.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to publicly held companies for compensation exceeding $1.0 million paid to certain of a company’s executive officers. The limitation applies only to compensation that is not considered to be performance-based.

LeapFrog received stockholder approval in June 2004 to amend the 2002 Equity Incentive Plan to include certain provisions that will allow the company to qualify performance share grants as “performance-based” compensation under Section 162. In addition, grants of stock options will qualify, provided that such grants have exercise prices of no less than 100% of fair market value on the date of grant and do not exceed a calendar year limit for the executive officer that is set forth in the 2002 Equity Incentive Plan.

LeapFrog generally intends to grant stock options and performance shares to its executives in a manner that satisfies the requirements for qualified performance-based compensation to avoid any disallowance of deductions under Section 162(m).

While total cash compensation for our executives did not exceed $1.0 million for any individual executive, the Compensation Committee believes it is appropriate for the company to retain the flexibility to pay actual total cash compensation above $1.0 million if warranted based upon exceptional company and individual performance, and thus from time to time the company may pay compensation to executives that is not deductible, including grants of time-based restricted stock.

Conclusion

LeapFrog gives executives and other key employees the potential to earn attractive compensation rewards through the plans described above. A significant portion of executive compensation, including that of the Chief Executive Officer, is generated based upon company performance, and actual rewards are closely linked to LeapFrog’s success in achieving financial goals and increases in long-term stockholder value. LeapFrog remains committed to this philosophy of pay for performance, but we also recognize that the competitive market for talented executives and the volatility of LeapFrog’s business may result in highly variable compensation for a particular time period.

Compensation Committee:

Caden Wang (Chairman)

Steven B. Fink

Dr. David C. Nagel

Ralph R. Smith

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table shows for 2003, 2004 and 2005, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other four most highly compensated executive officers at December 31, 2005, also referred to as the “named executive officers.” Mr. Perez resigned as our President in February 2006.

Summary Compensation Table

										Long-Term Compensation
		Annual Compensation								Awards				Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)			Other Annual Compensation ($)			Restricted Stock Awards ($)			Securities Underlying Options (#)	LTIP Payouts ($)(20)	All Other Compensation ($)
Thomas J. Kalinske Chief Executive Officer and Director	2005 2004 2003	$ $ $	495,000 469,812 269,000		$67,500 — —	(1) (1)	$ $ $	7,200 7,200 7,200	(2) (2) (2)		— — —		120,000 190,000 —	— —	$ $ $	7,750 7,700 7,340	(3) (3) (3)

Jerome J. Perez(4) President and Director	2005 2004 2003	$ $	358,750 311,634 —	$	— 50,000 —	(6)	$ $	125,507 260,400 —	(5) (5)	$	— 540,000 —	(7)	60,000 400,000 —	— —		— — —

Timothy M. Bender President, Worldwide Consumer Group	2005 2004 2003	$ $ $	305,000 283,900 263,900		$35,000 — —	(8)	$ $ $	7,800 7,800 7,800	(9) (9) (9)		$183,600 — —	(10)	32,000 84,000 —	— —	$ $ $	2,100 2,917 3,000	(11) (11) (11)

Kathryn E. Olson(12) Chief Marketing Officer	2005 2004 2003	$ $	293,000 51,680 —	$	— 150,000 —	(12)	$ $	95,765 16,487 —	(13) (13)	$	— 337,500 —	(15)	20,000 75,000 —	— —		$2,000 — —	(14)

William B. Chiasson(16) Chief Financial Officer	2005 2004 2003	$ $	290,000 35,135 —		$35,000 — —	(17)	$ $	7,800 1,083 —	(18) (18)		— — —		32,000 150,000 —	— —		$2,000 — —	(19)

(1)	Under the terms of his employment agreement, Mr. Kalinske is entitled to receive an annual guaranteed bonus of $67,500. In 2004, Mr. Kalinske waived his right to this guaranteed bonus.
(2)	Mr. Kalinske receives an annual automobile allowance of $7,200.
(3)	Mr. Kalinske received $2,100, $2,050 and $1,690 in matching grants made to his 401(k) savings plan by LeapFrog in 2005, 2004 and 2003, respectively. LeapFrog pays for life insurance premiums for Mr. Kalinske in the amount of $5,650 per year.
(4)	Mr. Perez joined LeapFrog as President in February 2004 and resigned in February 2006. He continues to provide consulting services to LeapFrog.
(5)	Mr. Perez received $6,955 and $7,800 in automobile allowances in 2004 and 2005, respectively. The balance of the other annual compensation received by Mr. Perez is related to relocation expenses that, pursuant to the terms set forth in Mr. Perez’s employment agreement with LeapFrog, the company agreed to pay. In 2004, such expenses included $74,485 in closing costs for the purchase of Mr. Perez’s home and $104,627 in relocation expenses and $58,853 in mortgage interest differential payments and tax gross-ups related to such expenses and payments, and other relocation expenses such as the packing and shipping of household items. In 2005, LeapFrog paid $117,707 in mortgage interest differential payments and tax gross-ups related to such interest payments.
(6)	Under the terms of his employment agreement, Mr. Perez received a signing bonus of $50,000. In addition to this signing bonus, under the terms of his employment agreement Mr. Perez was also entitled to receive a guaranteed bonus of $280,000. In 2004, Mr. Perez waived his right to this guaranteed bonus.
(7)

The value of this restricted stock award was calculated by multiplying the closing market price of LeapFrog’s unrestricted common stock on the date of grant, November 10, 2004 ($13.50), by the number of shares restricted stock awarded (40,000). As of December 31, 2005, Mr. Perez held an aggregate of 26,667 shares of restricted stock valued at $310,671, calculated by multiplying the closing market price of LeapFrog’s unrestricted common stock on December 31, 2005 ($11.65) by the number of shares of restricted stock held by Mr. Perez. LeapFrog’s right to repurchase lapses with respect to one-third of the shares subject to the award on each of the first, second and third anniversary dates of the date of grant of the restricted stock award. LeapFrog does not intend to pay dividends on our common stock in the foreseeable future. However, if we were to pay common stock dividends, they would be paid on the shares of restricted stock held by Mr. Perez.

(8)	Bonus awarded to Mr. Bender in February 2006 for performance in 2005.
(9)	Mr. Bender receives an annual automobile allowance of $7,800.
(10)	The value of this restricted stock unit award was calculated by multiplying the closing market price of LeapFrog’s unrestricted common stock on the date of grant, August 1, 2005 ($12.24), by the number of shares of restricted stock units awarded (15,000). As of December 31, 2005, Mr. Bender held an aggregate of 15,000 shares of restricted stock units valued at $174,750, calculated by multiplying the closing market price of LeapFrog’s unrestricted common stock on December 31, 2005 ($11.65) by the number of shares of restricted stock held by Mr. Bender. LeapFrog’s right of repurchase lapses with respect to one third of the shares subject to the award on each of the second, third and fourth anniversary dates of the grant of the restricted stock unit award. LeapFrog does not intend to pay dividends on our common stock in the foreseeable future. However, if we were to pay common stock dividends, they would be paid on the shares of restricted stock held by Mr. Bender.
(11)	Mr. Bender received $2,100, $2,917 and $3,000 in matching grants made to his 401(k) savings plan by LeapFrog in 2005, 2004 and 2003, respectively.
(12)	Ms. Olson joined LeapFrog in October 2004, and received a $150,000 signing bonus upon joining LeapFrog in October 2004.
(13)	Ms. Olson received $2,156 and $12,000 in automobile allowances in 2004 and 2005, respectively. Pursuant to the terms set forth in Ms. Olson’s employment agreement LeapFrog paid: (a) $11,004 and $60,019 in relocation expenses and tax gross-ups related to such expenses incurred by Ms. Olson in 2004 and 2005, respectively and (b) $3,327 and $23,746 in annual financial planning expenses and tax gross-ups related to such expenses in 2004 and 2005, respectively.
(14)	Ms. Olson received $2,000 in matching grants made to her 401(k) savings plan by LeapFrog in 2005.
(15)	The value of this award was calculated by multiplying the closing market price of LeapFrog’s unrestricted common stock on the date of grant, November 10, 2004 ($13.50), by the number of shares awarded (25,000). As of December 31, 2005, Ms. Olson held an aggregate of 15,000 shares of restricted stock units valued at $174,750, calculated by multiplying the closing market price of LeapFrog’s unrestricted common stock on December 31, 2005 ($11.65) by the number of shares of restricted stock held by Ms Olson. LeapFrog’s right of repurchase lapses with respect to forty percent of the shares subject to the award on the first anniversary date of the grant of the restricted stock award and thirty percent of the shares subject to the award on the second and third anniversary dates of the grant of the restricted stock award. LeapFrog does not intend to pay dividends on our common stock in the foreseeable future. However, if we were to pay common stock dividends, they would be paid on the shares of restricted stock held by Ms. Olson.
(16)	Mr. Chiasson joined LeapFrog in November 2004.
(17)	Bonus awarded to Mr. Chiasson in February 2006 for performance in 2005.
(18)	Mr. Chiasson receives an annual automobile allowance of $7,800.
(19)	Mr. Chiasson received $2,000 in matching grants made to his 401(k) savings plan by LeapFrog in 2005.
(20)	In 2004 and 2005, LeapFrog did not meet its threshold goals for the three annual measures of net income, net sales and operating cash flow (adjusted for current accounts receivable), and thus the portion of performance shares attributable to calendar years 2004 and 2005 were not earned under either the 2004 – 2006 plan cycle or the 2005 – 2007 plan cycle, as applicable.

Stock Option Grants And Exercises

We grant options to our executive officers under our 2002 Equity Incentive Plan, or Incentive Plan. As of April 3, 2006, options to purchase a total of 5,343,161 shares were outstanding under the Incentive Plan and options to purchase 3,328,782 shares remained available for grant under the plan. All stock options were granted at an exercise price equal to their fair market value on the date of grant.

The following tables show for the fiscal year ended December 31, 2005, certain information regarding options granted to, exercised by, and held at year-end by the named executive officers:

Option Grants in 2005

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year(1)	Exercise Or Base Price (per share)	Expiration Date	5%	10%
Thomas J. Kalinske	120,000	11.0%	$12.47	8/1/2015	$941,078	$2,384,876
Jerome J. Perez(2)	60,000	5.5%	$12.47	8/1/2015	$404,142	$1,011,768
Timothy M. Bender	32,000	2.9%	$12.47	8/1/2015	$250,954	$635,967
Kathryn E. Olson	20,000	1.8%	$12.47	8/1/2015	$156,846	$397,479
William B. Chiasson	32,000	2.9%	$12.47	8/1/2015	$250,954	$635,967

(1)	Based on an aggregate of 1,082,000 shares subject to options granted to our employees in 2005, including named executive officers.
(2)	Mr. Perez resigned as the President of LeapFrog in February 2006.

Aggregated Option Exercises in 2005 and Year-End Option Values

The following table sets forth the number of shares of Class A common stock subject to exercisable and unexercisable options held as of December 31, 2005 by each of the named executive officers.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas J. Kalinske	—	—	297,222	110,001	$0	$0
Jerome J. Perez(2)	—	—	404,999	55,001	$0	$0
Timothy M. Bender	—	—	116,666	29,334	$0	$0
Kathryn E. Olson	—	—	23,541	71,459	$0	$0
William B. Chiasson	—	—	43,291	138,709	$0	$0

(1)	Based on the closing price of the Class A common stock on December 31, 2005 of $11.65 per share minus the option exercise price.
(2)	Mr. Perez resigned as the President of LeapFrog in February 2006.

Long-Term Incentive Plans—Awards in Last Fiscal Year

The following table provides certain information with respect to grants of performance shares made during the past fiscal year to the named executive officers under LeapFrog’s 2002 Equity Incentive Plan. Our 2002 Equity Incentive Plan allows for a performance share program that provides the opportunity for certain designated participants to receive shares of LeapFrog’s common stock based on formulas tied to certain pre-established financial performance goals that are established for each performance period by the Compensation Committee of our board of directors. At the beginning of each performance period, each designated participant is assigned a “Target Award” that sets forth the number of shares of LeapFrog’s common stock that will be awarded to the participant if the pre-established financial performance goals are met during the performance period. If the level of such performance goals that is achieved during the performance period is less or more than the specified target level, participants will be awarded a percentage (up to a maximum of 200%) of shares subject to the Target Awards; provided, however, that if a specified minimum level of financial performance is not achieved during the performance period, participants will not be entitled to receive any shares. In 2005, certain of the named executive officers were granted the right to participate in the performance share program for the 2005-2007 performance period. Such named executive officers will vest in their right to receive approximately 28% of their Target Awards for each year that the annual performance goals are met during the 2005-2007 performance period, with the remaining approximately 15% of their Target Awards vesting at the end of the 2005-2007 performance period if the total stockholder return performance measure, which spans the entire three-year performance share cycle, is met; provided that the named executive officer must be employed by LeapFrog through the entire performance period in order to receive any shares. The named executive officers will be issued the number of shares earned during the 2005-2007 performance period within 30 days following the completion of an independent audit of our financial statements and certification of such financial statements by the Compensation Committee. In 2005, LeapFrog did not meet its threshold goals for 2005 on the three annual measures of net income, net sales and operating cash flow (adjusted for current accounts receivable), and thus the named executive officers will not receive the portion of performance shares attributable to calendar year 2005 under either the 2004-2006 plan cycle or the 2005-2007 plan cycle.

			Estimated Future Payouts Under Non-Stock Price-Based Plans(1)
Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Threshold	Target	Maximum
Thomas J. Kalinske	50,000	3 years ending 12/31/07	8,958	35,833	71,666
Jerome J. Perez**	20,000	3 years ending 12/31/07	**	**	**
Timothy M. Bender	16,000	3 years ending 12/31/07	2,867	11,467	22,934
Kathryn E. Olson	10,000	3 years ending 12/31/07	1,792	7,167	14,334
William B. Chiasson	16,000	3 years ending 12/31/07	2,867	11,467	22,934

(1)	Estimated future payouts are based on the number of shares remaining of the performance grant in the 2005 through 2007 performance cycle and excludes shares that will not be earned as a result of LeapFrog not meeting the performance goals set by the board of directors for 2005. Due to LeapFrog not meeting its threshold financial goals for 2005, the following number of shares were not earned by our named executive officers for the 2005 period:

Name	Number of Shares Cancelled Due to 2005 Performance Goals Not Being Met
Thomas J. Kalinske	14,167
Jerome J. Perez(2)	5,667
Timothy M. Bender	4,533
Kathryn E. Olson	2,833
William B. Chiasson	4,533

**	Mr. Perez resigned as our President in February 2006, and is no longer a participant in this performance share program.

STOCK PRICE PERFORMANCE GRAPH(3)

The following graph shows the total stockholder return of an investment of $100.00 in cash for (i) LeapFrog’s Class A common stock, (ii) the Standard & Poor’s 500 Index and (iii) the Standard & Poor’s Consumer Discretionary Index, for the period beginning on July 25, 2002 (based on the closing price of LeapFrog’s Class A common stock on the date on which LeapFrog’s Class A common stock began trading on the New York Stock Exchange) through December 31, 2005.

(3)	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of LeapFrog under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

Thomas J. Kalinske

In April 2004, we entered into a new employment agreement with Thomas J. Kalinske, under which he agreed to serve as our Chief Executive Officer. The agreement provides for an annual base salary of $495,000 and a guaranteed annual bonus of $67,500. Mr. Kalinske is also eligible to receive an annual discretionary bonus of up to 100% of his then-current annual salary, less $67,500, based on LeapFrog’s performance and Mr. Kalinske’s achievement of performance objectives established in writing by the board of directors. Mr. Kalinske must be an active employee of LeapFrog as of December 31 of the bonus year in order to receive the guaranteed bonus and the discretionary bonus. Mr. Kalinske waived his right to receive his 2004 guaranteed bonus. In 2005, Mr. Kalinske received his guaranteed bonus. Mr. Kalinske is entitled to a car allowance of $600 per month and up to $20,000 each year for the cost of term life insurance providing for an aggregate benefit of $2,000,000.

If we terminate Mr. Kalinske’s employment without cause (as defined in the agreement), or if he terminates his employment for good reason (as defined in the agreement), he is entitled to receive (1) a lump sum payment in an amount equivalent to his annual base salary in effect on the separation date, (2) his annual guaranteed bonus and a pro rata portion of the incentive bonus he would have been entitled to receive but for his separation and (3) reimbursement for health insurance premiums for him and his dependents for up to 12 months from the date his employment with LeapFrog ends. In addition, all unvested stock options held by Mr. Kalinske will accelerate vesting such that the number of shares that would otherwise vest within a twelve-month period under each option grant will become fully exercisable as of Mr. Kalinske’s separation date with us. In addition, if Mr. Kalinske’s employment is terminated for any reason other than death, disability or cause, and if Mr. Kalinske has satisfactorily performed his duties under his employment agreement, LeapFrog will negotiate with Mr. Kalinkse in good faith regarding a subsequent consulting or other relationship with Mr. Kalinske that would allow him to continue to vest with respect to 266,389 unvested options held by Mr. Kalinske at the time he entered into his employment agreement.

If we terminate Mr. Kalinske’s employment without cause during the 90 days prior to or 12 months following a change in control (as defined in the agreement) of LeapFrog, or if he terminates his employment for good reason during the same period, Mr. Kalinske would be entitled to an amount equal to 150% of his base salary plus his guaranteed bonus and incentive bonus for the preceding year, and all of Mr. Kalinske’s unvested options would immediately vest, regardless of whether Mr. Kalinske’s employment is terminated. Mr. Kalinske would also be entitled to receive reimbursement for health insurance premiums paid by Mr. Kalinske for him and his dependents for up to 12 months from the date his employment with LeapFrog ends.

Mr. Kalinske’s employment agreement terminates on April 20, 2008, unless terminated earlier pursuant to the terms of the agreement.

Jerome J. Perez

On February 16, 2006, Mr. Perez resigned as President of LeapFrog. Despite his resignation, the employment agreement, dated effective as of February 10, 2004, between Mr. Perez and LeapFrog remains effective, as Mr. Perez is entitled to receive certain severance benefits upon termination of his employment with LeapFrog, and as described in the next paragraph. Under the employment agreement Mr. Perez was entitled to receive an annual base salary of $350,000 and an annual discretionary bonus of up to an additional 80% of Mr. Perez’s then-current annual salary. At the time of the termination of his employment, Mr. Perez’s annual base salary was $367,500. Under the terms of the employment agreement, Mr. Perez received an option to purchase 400,000 shares of LeapFrog’s common stock, granted under LeapFrog’s 2002 Equity Incentive Plan (the “Option”), vesting monthly for 48 months. At the time of the termination of his employment, Mr. Perez owned vested options to purchase 412,499 shares of LeapFrog’s common stock. Mr. Perez received a signing bonus of $50,000, and the payment of certain relocation expenses. The employment agreement also provided for monthly reimbursement of the interest payments on the portion of the mortgage on Mr. Perez’s San Francisco Bay Area residence that exceeded the amount of net proceeds from the sale of Mr. Perez’s New York residence, less any tax deduction Mr. Perez received for a portion of the mortgage interest payments, plus an amount sufficient to gross-up Mr. Perez’s tax on a portion of the reimbursement amount (the “Mortgage Interest Reimbursement”). LeapFrog’s obligation to pay the Mortgage Interest Reimbursement terminated on the date Mr. Perez’s employment with LeapFrog terminated. In 2005, the Mortgage Interest Reimbursement totaled $117,707. Mr. Perez’s employment agreement also provided that in the event Mr. Perez’s employment terminated within the first three years of his employment with LeapFrog and he sells his Bay Area residence within 12 months after the termination date to an unaffiliated third party for a sale price that is less than his purchase price, he will be reimbursed for his lost principal investment in the Bay Area residence and the amount he is required to pay the mortgagor upon the sale in excess of the sale price, up to a maximum of $750,000 total reimbursement. Mr. Perez was also entitled to a car allowance of $650 per month and up to $5,000 each year for the cost of term life insurance providing for an aggregate benefit of $1,000,000. Mr. Perez was also entitled to certain benefits upon a change of control of LeapFrog.

Mr. Perez’s employment agreement provided that he would be entitled to receive the following severance benefits upon a termination of employment under certain circumstances, including a voluntary termination for good reason (as therein defined):

•	If the separation occurs after the first year of his employment with us, and the Option has not accelerated due to a change in control, one-half of the shares subject to the Option that have not otherwise vested as of his separation date will accelerate and become fully exercisable as of his separation date with us. The remaining unvested shares subject to the Option will cease vesting and will terminate as of his separation date.

•	Mr. Perez will immediately commence a consulting relationship with LeapFrog under the terms set forth in the employment agreement. If the separation occurs within the first three years of his employment with us, the consulting relationship will continue until the third anniversary of his separation date. The consulting relationship will terminate immediately and LeapFrog will have no continuing obligation to pay Mr. Perez any consulting fees if Mr. Perez provides any services or assistance in any capacity to a competitive business (as defined in the employment agreement). Mr. Perez’s consulting fee would be $43,750 per month for the first two years after Mr. Perez’s separation from LeapFrog and would be reduced in the third year by the gross amount of any monetary compensation earned by Mr. Perez from any other work activity during the consulting period.

•	If Mr. Perez elects to continue his LeapFrog-provided health insurance coverage pursuant to COBRA law, Mr. Perez will be entitled during the consulting period to reimbursement for premiums to continue his health insurance at the same level of coverage for him and his dependents in effect as of the separation date until the earlier of: (1) the date Mr. Perez becomes eligible for group insurance coverage with a subsequent employer and (2) the date his consulting relationship with LeapFrog pursuant to his employment agreement ends.

On February 16, 2006, in connection with the resignation of Mr. Perez, we entered into a Separation and Consulting Agreement with Mr. Perez that modifies and supplements the employment agreement between LeapFrog and Mr. Perez, dated as of February 10, 2004. In the Separation and Consulting Agreement, the following material modifications were made to the terms set forth in the employment agreement:

•	LeapFrog waived the requirement set forth in the employment agreement that Mr. Perez provide us with 30 days notice of his resignation as our President, and LeapFrog and Mr. Perez agreed that effective as of February 15, 2006, Mr. Perez resigned for “Good Reason” from that position and also resigned from his position as a director of LeapFrog.

•

Mr. Perez will not receive the monthly consulting fee provided for in the employment agreement for the first six months after his resignation, but rather will receive, provided that certain criteria are met, a lump-sum payment in an equal amount on the six-month anniversary of his resignation. A similar six-month deferral will apply to the reimbursement of premiums for continued health coverage provided for in the employment agreement. Thereafter, Mr. Perez will receive consulting fees and health insurance premium reimbursement on a monthly basis as set forth in his employment agreement.

•	Mr. Perez waived his right to continue to vest in stock options covering 47,500 shares of our Class A common stock granted to him in August 2005 with a strike price of $12.47 per share.

Timothy M. Bender

In November 2003, we amended and restated our employment agreement with Timothy Bender, our President of Worldwide Consumer Group. The agreement expired on March 31, 2005, and provided for an annual base salary of $260,000 and an annual bonus of up to an additional $90,000, subject to increases as determined by our board of directors or its Compensation Committee. As of July 1, 2005, Mr. Bender’s annual salary is $310,000, and on March 27, 2006, the Compensation Committee approved a bonus plan for Mr. Bender under which he is eligible to receive a bonus payment of $200,000 if he achieves certain company initiatives as approved by the Compensation Committee in 2006 and 2007.

Kathryn E. Olson

In September 2004, we entered into an employment agreement with Kathryn E. Olson, under which she agreed to serve as our Chief Marketing Officer. The agreement provides for an annual base salary of $290,000 and a signing bonus of $150,000. As of July 1, 2005, Ms. Olson’s annual base salary is $296,000. Pursuant to the agreement, management recommended to the Compensation Committee the following equity awards, which the Compensation Committee subsequently approved: an option grant of 75,000 shares of LeapFrog Class A Common Stock, of which one-fourth vested on the anniversary of her hire date and 1/36th of the remaining shares have been vesting monthly thereafter, and a grant of 25,000 shares of restricted stock, of which 40% vested in November 2005 and another 30% will vest in each of November 2006 and 2007. Ms. Olson is eligible to participate in our cash bonus award program and our annual stock award program, including our performance share program. The agreement also provides for reimbursement of certain relocation and annual financial planning expenses, and a car allowance of $1,000 per month.

If we terminate Ms. Olson’s employment without cause (as defined in the agreement), or if we terminate Ms. Olson’s employment without cause during the 12 months following a change in control (as defined in the agreement) of LeapFrog, or if Ms. Olson terminates her employment for good reason (as defined in the agreement) during the same 12 month period, she is entitled to receive (1) a lump sum payment in an amount equivalent to nine months of her then current base salary and (2) reimbursement for COBRA payments for nine months following termination of her employment.

William B. Chiasson

In November 2004, we entered into an employment agreement with William B. Chiasson, under which he agreed to serve as our Chief Financial Officer. The agreement provides for an annual base salary of $290,000 and an option grant of 150,000 shares of LeapFrog Class A Common Stock, of which one-fourth vested in November 2005, and 1/36th of the remaining shares have been vesting monthly thereafter. As of April 1, 2006, Mr. Chiasson’s annual base salary is $305,000. The agreement also provides that Mr. Chiasson is eligible to participate in our cash bonus award program and our annual stock award program, including our performance share program. Mr. Chiasson is entitled to a car allowance of $650 per month.

If we terminate Mr. Chiasson’s employment without cause (as defined in the agreement), or if he terminates his employment for good reason (as defined in the agreement), he is entitled to receive (1) a lump sum payment in an amount equivalent to nine months of his then current base salary, (2) reimbursement for COBRA payments for nine months following termination of his employment and (3) a pro rata portion of any bonus that he would, but for the termination, otherwise have earned in the year of his last day of employment. In addition, all unvested stock options held by Mr. Chiasson will accelerate vesting such that the number of shares that would otherwise vest within a twelve-month period under each option grant will become fully exercisable as of Mr. Chiasson’s separation date with us.

If we terminate Mr. Chiasson’s employment without cause during the 90 days prior to or 12 months following a change in control (as defined in the agreement) of LeapFrog, or if he terminates his employment for good reason during the same period, Mr. Chiasson would be entitled to receive (1) a lump sum payment in an amount equivalent to twelve months of his then current base salary base salary, (2) reimbursement for COBRA payments for twelve months following termination of his employment and (3) any bonus that he would, but for the termination, otherwise have earned in the year of his last day of employment. In addition, one-half of the unvested shares subject to all options held by Mr. Chiasson would immediately vest upon the effective date of the change in control and the remaining unvested shares would continue to vest pursuant to the terms of the stock option agreements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since April 2004, we have been a subsidiary of Mollusk Holdings, LLC, an entity controlled by Lawrence J. Ellison, which owns a majority of our voting shares. In August 2005, we entered into a software capital lease agreement with Oracle Corporation for a new enterprise resource planning (ERP) system, Oracle 11i. The total commitment of the lease, which expires on December 31, 2007, is $1,566,000. As of December 31, 2005, Lawrence J. Ellison, the Chief Executive Office of Oracle Corporation, may be deemed to have or share the power to direct the voting and disposition, and therefore to have beneficial ownership of approximately 16,500,000 shares of our Class B common stock, which represents approximately 53% of the combined voting power of our Class A common stock and Class B common stock. For a more complete discussion of Mr. Ellison’s beneficial ownership of our common stock, see “Security Ownership of Certain Beneficial Owners and Management.” Jeffrey Berg, a former member of our board of directors who resigned in February 2005, serves on the board of directors of Oracle Corporation.

In 2005, LeapFrog paid Pillar Data Systems, Inc. a total of $155,000 in equipment fees. Mr. Ellison is the majority stockholder in Pillar Data Systems, Inc.

In 2005, LeapFrog paid the Milken Institute a total of $125,000 in conference registration and sponsorship fees in 2005.

We are currently involved in a dispute with Mounte LLC arising out of a 2002 tax sharing agreement between LeapFrog and Knowledge Universe, Inc., the predecessor in interest of Mounte LLC. We are claiming a $635,000 refund of amounts we previously paid under the agreement, while Mounte LLC is claiming we owe it an additional payment of approximately $1,200,000. Mounte LLC is indirectly controlled by Michael R. Milken, Lowell J. Milken and Lawrence J. Ellison, who own a majority of our voting shares.

We believe that our board of directors will take such action as is necessary to comply with applicable corporate law in connection with any transactions with affiliates, including in appropriate cases obtaining approval by our independent directors.

PROPOSAL TWO

AMENDMENT OF 2002 NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

LeapFrog’s 2002 Non-Employee Directors’ Stock Option Plan, or Director Plan, was initially adopted by our board of directors on July 2, 2002 and approved by our stockholders on July 19, 2002. On March 27, 2006, the board adopted an amendment and restatement of the Director Plan (and renamed the Director Plan as the 2002 Non-Employee Directors’ Stock Award Plan), subject to stockholder approval. In the event that this proposal is not approved by the stockholders at our 2006 annual meeting of stockholders, the proposed amendment and restatement of the Director Plan will not be effected and the Director Plan will remain in full force and effect without such amendment and restatement.

The following summary description of the Director Plan, as proposed to be amended and restated, is qualified in its entirety by reference to the full text of the Director Plan that is attached to this proxy statement as Appendix B including all changes that this proposal would effect if approved by our stockholders at the annual meeting.

Currently, the Director Plan grants to non-employee directors an initial grant of 30,000 shares of our Class A common stock and annual grants of 15,000 shares of our Class A common stock; provided, however, that a non-employee director who holds the position of Chairman of our board of directors at the time of the annual grant will receive an annual grant of 25,000 shares in lieu of an annual grant of 15,000 shares. The proposed amendment to the Director Plan would provide for other types of stock awards that may be issued under the Director Plan. Specifically, the proposed amendment would provide LeapFrog with the ability to grant restricted stock awards, restricted stock unit awards, stock appreciation rights and performance stock awards. Accordingly, the proposed amendment would provide the board or a committee of the board with the discretion to provide that initial and annual grants under the Director Plan will be made in the form of stock options or such other types of stock awards. In addition, in the event that initial and annual grants are made in the form of stock awards other than options, the proposed amendment would provide the board or a committee of the board with the authority to determine the number of shares subject to such stock awards.

Currently, the aggregate number of shares of Class A common stock that may be issued pursuant to options granted under the Director Plan is 750,000 shares. The proposed amendment would increase the number of shares that may be issued pursuant to options and other stock awards under the Director Plan to 1,250,000 shares.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve this Proposal Two. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

DESCRIPTION OF DIRECTOR PLAN

The purpose of the Director Plan is to promote the long-term growth and financial success of LeapFrog. The Director Plan is intended to secure for LeapFrog and its stockholders the benefits of long-term incentives inherent in increased common stock ownership by members of the board who are not employees of LeapFrog. It is intended that the Director Plan will induce and encourage highly experienced and qualified individuals to serve on our board and assist LeapFrog in promoting a greater identity of interest between non-employee directors and the stockholders of LeapFrog.

General.    Our Director Plan provides for the automatic grant of stock awards to purchase shares of Class A common stock to our six non-employee directors. The aggregate number of shares of Class A common stock that may be issued pursuant to stock awards granted under the Director Plan, as amended, is 1,250,000 shares. If this

Proposal Two is approved by the stockholders, then effective as of June 16, 2006, the number of shares available for issuance under the Director Plan shall be reduced by (i) one share for each share of Class A common stock issued pursuant to an option or a stock appreciation right, and (ii) two shares for each share of Class A common stock issued pursuant to a restricted stock award or restricted stock unit award.

Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable national securities exchange and such issuance shall not reduce the number of shares available for issuance under the Director Plan. If a stock award granted under the Director Plan expires or otherwise terminates without being exercised in full, or if any shares of Class A Common Stock issued pursuant to a stock award are forfeited to or repurchased by LeapFrog, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Class A Common Stock not issued under such stock award, or forfeited to or repurchased by LeapFrog shall revert to and again become available for issuance under the Director Plan. Awards that are terminated, forfeited or repurchased shall result in an increase in the share reserve of the Director Plan corresponding to the reduction originally made in respect of the award. If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”), the number of shares that are not delivered shall remain available for issuance under the Director Plan. If the exercise price of any stock award is satisfied by tendering shares of common stock held by the participant, then the number of shares so tendered shall remain available for issuance under the Director Plan.

Shares issued under the Director Plan may be previously unissued shares or reacquired shares bought on the market or otherwise. As of April 3, 2006, options (net of canceled or expired options) covering 558,750 shares of Class A common stock had been granted pursuant to the Director Plan, and 175,278 shares of Class A common stock (plus any shares that might in the future be returned to the Director Plan as a result of reacquisition of unvested options, or as a result of cancellations or expirations) remained available for future grant under the Director Plan.

Administration.    The board of directors will administer the Director Plan and has the power to construe and interpret the Director Plan and stock awards granted under it, and to establish, amend and revoke rules and regulations for its administration. In addition, the board may delegate to a committee of the board the authority to determine the types of stock awards and the number of shares subject to such stock awards with respect to initial and annual grants made under the Director Plan.

Automatic Grants.    Pursuant to the terms of the Director Plan, on July 2, 2002, each non-employee director automatically was granted an option to purchase 25,000 shares of Class A common stock (the Initial Grant). Any individual who becomes a non-employee director after July 2, 2002 automatically will be granted the Initial Grant upon being elected to the board of directors.

Pursuant to the terms of the Director Plan, any individual who was a non-employee director on July 1, 2004 automatically was granted an option to purchase 15,000 shares of Class A common stock (the Annual Grant); provided, however, that the Chairman of our board at such time instead received an Annual Grant to purchase 25,000 shares of our Class A common stock. Any individual who becomes a non-employee director after July 1, 2004 automatically will be granted the Annual Grant on each subsequent July 1 during his or her service as a non-employee director; provided, however, that if a non-employee director is also Chairman of our board at the time of the Annual Grant, such non-employee director will instead receive an Annual Grant to purchase 25,000 shares of our Class A common stock. The number of shares covered by the Annual Grant will be reduced, on a pro rata basis, for each month an individual did not serve as a non-employee director during the preceding 12-month period.

The Director Plan, as amended, provides that on or before December 31 of any calendar year, the board will determine if all Initial and Annual Grants to be granted in the subsequent calendar year will be in the form of options, restricted stock awards, restricted stock unit awards, stock appreciation rights or performance stock awards. If the board does not make such a determination on or before December 31 of a calendar year, all Initial and Annual Grants to be granted in the subsequent calendar year shall be in the form of options.

Options.    Initial and Annual Grants that are made in the form of options vest in monthly installments over a three-year period from the date of grant.

An option granted to a non-employee director may provide for an early exercise feature pursuant to which the option may be exercised prior to full vesting, resulting in unvested shares of Class A common stock being subject to repurchase by us in the event of the non-employee director’s cessation of service prior to the vesting of the shares.

The exercise price of the options granted under the Director Plan will be equal to the fair market value of the Class A common stock on the date of grant. Class A common stock issued pursuant to options granted under the Director Plan may be paid for in cash, in shares of Class A common stock previously owned by the optionee, pursuant to a “cashless” exercise program, by a “net exercise” arrangement, or in any other form of legal consideration that may be acceptable to the board.

No option granted under the Director Plan may be exercised after the expiration of 10 years from the date it was granted. Options granted under the Director Plan are not transferable other than by will or by the laws of descent and distribution and are exercisable during the life of the optionee only by the optionee, unless otherwise provided by the board of directors. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death. An optionee whose service relationship with LeapFrog or a subsidiary (whether as a non-employee director of LeapFrog or subsequently as an employee, director or consultant of either LeapFrog or a subsidiary) ceases for any reason may exercise vested options for the term provided in the option agreement (three months generally, six months if the service relationship ends on account of disability or death).

Other Stock Awards.    If an Initial or Annual Grant is in the form of a stock award other than an option, the number of shares of Class A common stock subject to such Initial or Annual Grant shall be determined by the board in its sole discretion. The terms of such other stock awards shall be determined by the board at the time of grant in accordance with the following provisions.

Restricted Stock Awards.    Restricted stock awards may be granted under the Director Plan pursuant to restricted stock award agreements.

A restricted stock award may be awarded in consideration for past or future services rendered or to be rendered to LeapFrog or an affiliate or in any other form of legal consideration acceptable to the board. Shares of Class A common stock acquired under a restricted stock award may be subject to forfeiture to LeapFrog in accordance with a vesting schedule as determined by the board. Upon termination of a non-employee director’s service, LeapFrog may reacquire any forfeited shares of stock that have not vested as of such termination under the terms of the applicable restricted stock award agreement. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as determined by the board.

Restricted Stock Unit Awards.    Restricted stock unit awards may be granted under the Director Plan pursuant to restricted stock unit award agreements.

The purchase price, if any, for restricted stock unit awards may be paid in any form of legal consideration acceptable to the board. A restricted stock unit award may be settled by the delivery of shares of Class A common stock, in cash, or by any combination of these means as determined by the board. Restricted stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the board. However, at the time of grant, the board may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award after vesting. Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award. However, LeapFrog does not anticipate paying cash dividends on its Class A common stock for the foreseeable future. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the non-employee director’s termination of service.

Stock Appreciation Rights.    Stock appreciation rights may be granted under the Director Plan pursuant to stock appreciation rights agreements.

Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, LeapFrog will pay the non-employee director an amount equal to the excess of (i) the aggregate fair market value of Class A common stock on the date of exercise, over (ii) the strike price determined by the board on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of Class A common stock, or any other form of consideration determined by the board.

Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the board. Upon termination of a non-employee director’s service, the non-employee director generally may exercise any vested stock appreciation right for three months (or such longer or shorter period specified in the stock appreciation right agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Stock Awards.    Under the Director Plan, a stock award may be granted, vest or be exercised based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. Such performance goals may be determined by the board in its sole discretion or may be based on the performance goals selected by the compensation committee of the board under LeapFrog’s 2002 Equity Incentive Plan. The length of any performance period, the performance goals to be achieved during such performance period, and the measure of whether and to what degree such performance goals have been attained shall be conclusively determined by the board in its sole discretion. In addition, to the extent permitted by applicable law and the applicable award agreement, the board may determine that cash may be used in payment of performance stock awards.

Adjustments to the Director Plan.    If any change is made in the Class A common stock subject to the Director Plan or subject to any stock award without receipt of consideration by LeapFrog (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Director Plan, the stock awards automatically granted under the Director Plan, and the class(es) and number of shares and price per share of stock subject to outstanding stock awards will be appropriately adjusted.

Change in Control.    If the service of a non-employee director is terminated within 12 months following a Change in Control (as defined in the Director Plan), the unvested portion of the non-employee director’s stock award automatically will become fully vested and immediately exercisable (if applicable), unless the termination was a result of the non-employee director’s resignation (other than any resignation contemplated by the terms of the Change in Control or required by us or the acquiring entity pursuant to the Change in Control). However, if the vesting acceleration of a stock award granted to a non-employee director results in the imposition of the “golden parachute” excise tax under Section 4999 of the Internal Revenue Code, then the “golden parachute” payment will be reduced to the extent necessary to avoid the imposition of the excise tax, but only if the reduction in vesting acceleration would result in a greater total payment for the non-employee director taking into account all applicable taxes, including the excise tax.

Amendments to the Director Plan.    The board of directors has the authority to amend the Director Plan, so long as such action does not impair any stock award previously granted under the Director Plan, unless consented to in writing by the non-employee director. In addition, no amendment will be effective unless approved by our stockholders where such amendment requires stockholder approval under applicable law or stock exchange requirements. The board of directors may in its sole discretion submit any other amendment to the Director Plan for stockholder approval.

Termination or Suspension of the Director Plan.    The board of directors may suspend or terminate the Director Plan at any time. No stock awards may be granted under the Director Plan while the Director Plan is suspended or after it is terminated.

Federal Income Tax Consequences of the Director Plan.

The following is a summary of the principal United States federal income tax consequences to participants and LeapFrog with respect to participation in the Director Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Options.    No taxable income is recognized by a participant upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, LeapFrog will be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant. Slightly different rules may apply to optionees who are subject to Section 16(b) of the Exchange Act.

However, if the shares acquired upon exercise of the nonstatutory stock option are unvested and subject to repurchase by LeapFrog in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of exercise, but will have to report as ordinary income, as and when LeapFrog’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the exercise price paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date, over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Awards.    Upon receipt of a restricted stock award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. LeapFrog will be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant. Certain different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

However, if the shares issued upon the grant of a restricted stock award are unvested and subject to repurchase by LeapFrog in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when LeapFrog’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Upon disposition of the stock acquired upon the receipt of a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.

Restricted Stock Unit Awards.    No taxable income is recognized upon receipt of a restricted stock unit award. The participant will recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the participant in an amount equal to the fair market value of the shares on the date of issuance. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, LeapFrog will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the participant in the year of such exercise. Subject to the requirement of reasonableness and the satisfaction of a reporting obligation, Generally, with respect to employees, LeapFrog is will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

The Board of Directors Recommends

A Vote in Favor of Proposal Two.

PROPOSAL THREE

AMENDMENT OF 2002 EQUITY INCENTIVE PLAN

LeapFrog’s 2002 Equity Incentive Plan, or Equity Plan, was initially adopted by our board of directors on May 24, 2002 and approved by our stockholders on July 19, 2002. On March 27, 2006, the board adopted an amendment and restatement of the Equity Plan, subject to stockholder approval. In the event that this proposal is not approved by the stockholders at our 2006 annual meeting of stockholders, the proposed amendment and restatement of the Equity Plan will not be effected, and the Equity Plan will remain in full force and effect without such amendment and restatement.

The following summary description of the Equity Plan, as proposed to be amended and restated, is qualified in its entirety by reference to the full text of the Equity Plan that is attached to this proxy statement as Appendix C including all changes that this proposal would effect if approved by our stockholders at the annual meeting.

Currently, a total of 19,000,000 shares of our Class A common stock is reserved for issuance under the Equity Plan. On March 27, 2006, the Compensation Committee of our board of directors approved an amendment and restatement of our Equity Plan, principally to increase the aggregate number of shares of our Class A common stock authorized for issuance under the Equity Plan by 2,000,000 shares. We are seeking stockholder approval of the amendment and restatement of the Equity Plan approved by the Compensation Committee of our board of directors on March 27, 2006. As of April 3, 2006, stock awards (net of canceled or expired stock awards) covering 6,665,330 shares of our Class A common stock had been granted pursuant to the Equity Plan, and 3,328,782 shares of Class A common stock (plus any shares that might in the future be returned to the Equity Plan as a result of reacquisition of unvested stock awards, or as a result of cancellations or expirations) remained available for future grant under the Equity Plan.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve this Proposal Three. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

DESCRIPTION OF EQUITY PLAN

The purpose of the Equity Plan is to enable LeapFrog to attract and retain talented employees, key consultants and directors by providing an incentive to such individuals through equity participation in LeapFrog, and by rewarding employees, key consultants and directors who contribute to the achievement of LeapFrog’s long-term economic objectives.

The Equity Plan automatically will terminate ten years after its adoption, unless it is terminated earlier by the board of directors.

Eligibility.    The Equity Plan provides for the following types of stock awards to the following persons:

•	Incentive stock options, as defined under the Internal Revenue Code of 1986, as amended (the “Code”), which may be granted solely to employees (including officers); and

•	Nonstatutory stock options, restricted stock awards, stock bonus awards, restricted stock unit awards and stock appreciation rights, all of which may be granted to employees (including officers), directors and consultants.

As of April 3, 2006, we had approximately 830 employees eligible to participate in the Equity Plan.

Administration.    Pursuant to the terms of the Equity Plan, the board of directors has delegated administration of the Equity Plan to the Compensation Committee of the board of directors (the “Committee”);

provided, however, that in the case of stock awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, or that are made to persons who are subject to Section 16 of the Exchange Act, the Committee will consist, respectively, solely of two or more “outside directors” within the meaning of Section 162(m) of the Code and solely of two or more “non-employee directors” within the meaning of Section 16 of the Exchange Act. Subject to the terms of the Equity Plan, the Committee determines recipients, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Committee will also determine the exercise, purchase or strike price of each stock award. In granting a performance-based stock award, the Committee will set a period of time (a Performance Period) which will generally be three years long, over which the attainment of one or more goals (Performance Goals) will be measured for the purpose of determining whether the award recipient has a vested right in or to such stock award. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a Performance Period), the Committee will establish the Performance Goals, based upon one or more pre-established criteria (Performance Criteria) enumerated in the Equity Plan. As soon as administratively practicable following the end of the Performance Period, the Committee will certify (in writing) whether the established Performance Goals have been satisfied. As used herein with respect to the Equity Plan, the “board of directors” refers to any committee to which the board of directors delegates administration of the Equity Plan (and, if applicable, such a subcommittee) as well as to the board of directors itself.

Stock Subject to the Equity Plan.    Subject to this proposal, the maximum number of shares of Class A common stock available for issuance under the Equity Plan is 21,000,000, except as described below under “Adjustment Upon Changes in Stock,” and the maximum number of shares of Class A common stock that may be awarded pursuant to incentive stock options is 21,000,000. If this Proposal Three is approved by the stockholders, then effective as of June 16, 2006, the number of shares available for issuance under the Equity Plan shall be reduced by (i) one share for each share of Class A common stock issued pursuant to an option or a stock appreciation right, and (ii) two shares for each share of Class A common stock issued pursuant to a stock bonus award, restricted stock award or restricted stock unit award.

No person may be granted awards under the Equity Plan covering more than 2,000,000 shares of Class A common stock in any calendar year. Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable national securities exchange, and such issuance shall not reduce the number of shares available for issuance under the Equity Plan. If an award granted under the Equity Plan expires or otherwise terminates without having been exercised in full, the shares of Class A common stock subject to such awards will again become available for issuance under the Equity Plan. If any shares issued pursuant to a stock award under the Equity Plan are forfeited back to or repurchased by LeapFrog, the forfeited or reacquired stock will again become available for reissuance under the Equity Plan. Awards that are terminated, forfeited or repurchased shall result in an increase in the share reserve of the Equity Plan corresponding to the reduction originally made in respect of the award. If stock awards granted under the Equity Plan are not delivered to a participant because (i) the stock award is exercised through a reduction in the number of shares subject to the stock award (a “net exercise”), (ii) the appreciation distribution upon exercise of a stock appreciation right is paid in shares of Class A common stock, or (c) shares are withheld in satisfaction of applicable withholding taxes, the number of shares not delivered will become again available for subsequent issuance under the Equity Plan. Finally, if the exercise price is satisfied by tendering shares of Class A common stock previously held by a participant, the number of shares so tendered will become again available for subsequent issuance under the Equity Plan. Shares issued under the Equity Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

Stock Options.    Stock options are granted pursuant to stock option agreements. The exercise price of incentive stock options must be at least 100% of the fair market value of the Class A common stock on the date of the grant and, in some cases, at least 110% of such fair market value, as described below. The exercise price of nonstatutory stock options must be at least 50% of the fair market value of the Class A common stock on the grant date. However, the exercise price for any option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code cannot be less than 100% of the fair market value of the Class A common stock on the date of grant.

Options granted under the Equity Plan vest at the rate and under the terms and conditions specified in the option agreement. A stock option may provide for an early exercise feature pursuant to which the option may be exercised prior to full vesting, resulting in unvested shares of Class A common stock being subject to repurchase by us in the event of the optionee’s cessation of service prior to the vesting of the shares.

In general, stock options granted under the Equity Plan may not be exercised after the expiration of 10 years from the date of grant. If an optionee’s relationship with us, or any affiliate of ours, terminates for any reason other than disability or death, the optionee may exercise his or her option (to the extent that such option was vested at the time of termination), but only within the period of time ending on the earlier of (i) 3 months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement. If an optionee’s relationship with us, or any affiliate of ours, terminates due to disability, the optionee may exercise his or her option (to the extent that such option was vested at the time of termination), but only within the period ending on the earlier of (i) 6 months following such termination (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of such option as set forth in the option agreement. If an optionee’s relationship with us, or any affiliate of ours, terminates as a result of the optionee’s death or the optionee dies within a specified period after termination of service, the optionee’s estate, heirs or beneficiaries may exercise the option (to the extent that such option was vested at the time of death), but only within the period ending on the earlier of (i) 6 months following the optionee’s death (or such longer or shorter period as specified in the option agreement) or (ii) the expiration of the term of the option as set forth in the option agreement. If an option is not exercised within the time specified in the option agreement, such option terminates.

Class A common stock issued pursuant to stock options granted under the Equity Plan may, at the discretion of the board of directors, be paid for (i) in cash, check, bank draft or money order, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other Class A common stock of the Company, (iv) according to a deferred payment or similar arrangement, (iv) pursuant to a net exercise arrangement, or (vi) in any other form of legal consideration acceptable to the board.

Generally, an optionee may not transfer a stock option other than by will or the laws of descent and distribution unless the optionee holds a nonstatutory stock option and the terms of the stock option agreement provide otherwise. However, an optionee may designate a beneficiary who may exercise the option following the optionee’s death.

Tax Limitations on Incentive Stock Option Grants.    Incentive stock options may be granted only to our employees. The aggregate fair market value, determined at the time of grant, of shares of our Class A common stock with respect to incentive stock options that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of the total combined voting power of LeapFrog or any affiliate unless the following conditions are satisfied:

•	The option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	The term of the incentive stock option award does not exceed five years from the date of grant.

Stock Bonus Awards.    Stock bonus awards are granted pursuant to stock bonus agreements.

Shares awarded under a stock bonus award may be subject to repurchase by us in accordance with a vesting schedule to be determined by the board of directors. The grant or vesting of stock bonus awards may also be subject to Performance Goals to be determined by the Committee, based on a service condition or on one or more of the following Performance Criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total stockholder return; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) return on capital employed; (x) operating margin (xi) gross margin; (xii) operating income; (xiii) net income; (xiv) net operating income; (xv) net operating income after tax; (xvi) pre- and after-tax income; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) net sales; (xx) net sales growth; (xxi) expenses; (xxii) improvement in or attainment of expense levels; (xxiii) improvement in or attainment of working capital levels; (xxiv) market share; (xxv) cash flow; (xxvi) cash flow per share; (xxvii) economic value added (or an equivalent metric); (xxiii) share price performance; (xxix) debt reduction; and (xxx) other measures of performance selected by the Committee.

If a stock bonus award recipient’s relationship with us, or any affiliate of ours, terminates, we may reacquire any of the shares subject to such award that are unvested as of the date of such termination. A stock bonus award may be awarded in consideration for past services rendered to us or any affiliate of ours. Rights to acquire shares under a stock bonus award may be transferable only to the extent provided in a stock bonus agreement.

Restricted Stock Awards.    Restricted stock awards are granted pursuant to restricted stock agreements. The purchase price of a restricted stock award cannot be less than 50% of the fair market value of the Class A common stock on the date of grant or at the time the purchase is made.

Shares awarded under a restricted stock award may be subject to repurchase by us in accordance with a vesting schedule to be determined by the board of directors. If a restricted stock award recipient’s relationship with us, or any affiliate of ours, terminates, we may repurchase or reacquire any of the shares subject to such award that are unvested as of the date of such termination. Class A common stock acquired pursuant to a restricted stock award may be paid for in cash or, if provided in the restricted stock agreement at the discretion of the board of directors, pursuant to a deferred payment arrangement or in other legal consideration approved by the board of directors. Rights to acquire shares under a restricted stock award may be transferable only to the extent provided in a restricted stock award agreement.

Restricted Stock Unit Awards.    Restricted stock unit awards are granted pursuant to restricted stock unit award agreements. The purchase price, if any, for restricted stock unit awards may be paid in any form of legal consideration acceptable to the board of directors.

Restricted stock unit awards vest at the rate specified in the restricted stock unit award agreement as determined by the board of directors. However, at the time of grant, the board of directors may impose additional restrictions or conditions that delay the delivery of stock or cash subject to the restricted stock unit award to a time after vesting. A restricted stock unit award may be settled by the delivery of shares of LeapFrog’s Class A common stock, cash, any combination of the two or in any other form of consideration, as determined by the board of directors. Dividend equivalent rights may be credited with respect to shares covered by a restricted stock unit award as determined by the board of directors and contained in the restricted stock unit award agreement. However, LeapFrog does not anticipate paying cash dividends on its Class A common stock for the foreseeable future. If a restricted stock unit award recipient’s relationship with us, or any affiliate of ours, terminates, restricted stock units that have not vested will be forfeited on the date of such termination, except as otherwise may be provided in the restricted stock unit award agreement.

Stock Appreciation Rights.    Stock appreciation rights are granted pursuant to stock appreciation rights agreements. The maximum term of stock appreciation rights granted under the Equity Plan is 10 years.

Each stock appreciation right is denominated in shares of Class A common stock equivalents. The strike price of stock appreciation rights may not be less than 100% of the fair market value of the Class A common stock equivalents subject to the stock appreciation rights on the date of grant. Upon exercise of a stock appreciation right, LeapFrog will pay the recipient an amount equal to the excess of (i) the aggregate fair market value on the date of exercise of a number of Class A common stock equivalents with respect to which the recipient is exercising the stock appreciation right, over (ii) the strike price determined by the board of directors on the date of grant. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of LeapFrog’s Class A common stock, any combination of the two or in any other form of consideration determined by the board of directors.

Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the board of directors. If a stock appreciation rights recipient’s relationship with us, or any affiliate of ours, terminates, the recipient generally may exercise any vested stock appreciation right for 3 months (or such longer or shorter period specified in the stock appreciation rights agreement) after the date such service relationship ends. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Acceleration of Awards.    The board of directors has the power to accelerate the vesting of a stock award notwithstanding the vesting schedule or terms relating to the exercisability contained in a stock option agreement.

Adjustments upon Changes in Stock.    If any change is made in the Class A common stock subject to the Equity Plan or subject to any stock award without receipt of consideration by LeapFrog (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the class(es) and maximum number of shares subject to the Equity Plan, the maximum annual award limit applicable under the Equity Plan and the class(es) and number of shares and price per share of stock subject to outstanding stock awards will be appropriately adjusted.

Corporate Transactions.    In the event of a Corporate Transaction (as defined in the Equity Plan), any surviving or acquiring corporation may assume or continue any stock awards outstanding under the Equity Plan or may substitute similar awards for those outstanding under the Equity Plan. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a stock award or substitute a similar stock award for only a portion of a stock award. If a surviving or acquiring corporation does not assume or continue such stock awards or substitute similar awards, then, unless otherwise provided by the board of directors, any outstanding stock awards that have not been assumed or substituted may be exercised (to the extent vested) prior to the effective time of such corporate transaction, and any such stock awards will terminate if not exercised prior to the effective time of such corporate transaction.

Changes in Control.    In the event of a Change in Control (as defined in the Equity Plan), an outstanding stock award held by a recipient whose relationship with us, or any affiliate of ours, has not terminated may be subject to additional acceleration of vesting and exercisability upon of after such Change in Control to the extent provided in a stock award agreement or any other written agreement between the recipient and us or an affiliate. In the absence of such provision, however, no such acceleration will occur.

Amendments to the Equity Plan.    The board of directors has the authority to amend the Equity Plan, so long as such action does not impair any stock award previously granted under the Equity Plan, unless consented to in writing by the holder of such award. In addition, no amendment will be effective unless approved by our stockholders where such amendment requires stockholder approval under applicable law or stock exchange requirements. The board of directors may, in its sole discretion, submit any other amendment to the Equity Plan for stockholder approval.

Termination or Suspension of the Equity Plan.    The board of directors may suspend or terminate the Equity Plan at any time. No stock awards may be granted under the Equity Plan while the Equity Plan is suspended or after it is terminated.

Federal Income Tax Consequences of the Equity Plan.

The following is a summary of the principal United States federal income tax consequences to participants and LeapFrog with respect to participation in the Equity Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Options.    There are no federal income tax consequences to the optionee or us by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of our Class A common stock on the date of exercise over the option exercise price. With respect to employees, we are generally required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who are subject to Section 16(b) of the Exchange Act.

Incentive stock options granted under the Equity Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. There generally are no federal income tax consequences to the optionee or us by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee’s alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the option grant date and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the exercise date over the exercise price, or (ii) the optionee’s actual gain, if any, on the purchase and sale. The optionee’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, we generally will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Stock Bonus and Restricted Stock Awards.    There are no tax consequences to the recipient or us by reason of the grant of a stock bonus or restricted stock award. Upon receipt of the stock pursuant to such award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock’s fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the restrictions lapse, unless the recipient elects to be taxed on receipt of the stock by filing a Section 83(b) election. With respect to employees, we generally are required to withhold an amount based on the ordinary income recognized. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Certain different rules may apply to recipients who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Unit Awards.    No taxable income is recognized upon receipt of a restricted stock unit award. The recipient generally will recognize ordinary income in the year in which the shares subject to that unit are actually vested and issued to the recipient in an amount equal to the fair market value of the shares on the date of issuance. The recipient and LeapFrog will be required to satisfy certain tax withholding requirements applicable to such income. Generally, we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to an income tax deduction equal to the amount of ordinary income recognized by the recipient at the time the shares are issued. In general, the deduction will be allowed for the taxable year in which such ordinary income is recognized by the recipient.

Stock Appreciation Rights.    No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received is recognized as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, we are required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, LeapFrog will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to an income tax deduction in the year in which such ordinary income is recognized by the recipient.

Potential Limitation on Company Deductions.    Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain covered employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock awards granted in the future under the Equity Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are granted by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

Compensation attributable to stock options or stock appreciation rights with exercise or strike prices less than fair market value on the date of grant, stock bonus awards, restricted stock awards and restricted stock unit awards will qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m) only if (i) the award is granted by a committee comprised solely of outside directors, (ii) the award is granted or becomes vested (or exercisable) only upon the achievement of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, (iii) the committee certifies in writing prior to the granting or vesting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting or vesting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

The Board of Directors Recommends

A Vote in Favor of Proposal Three.

NEW PLAN BENEFITS

2002 Director Plan

The following table presents certain information with respect to awards that will be granted under the Director Plan to our current non-executive directors in 2006.

Name and Position	Number of Shares of Class A Common Stock
Steven B. Fink, Chairman of the Board	25,000
Jeffrey G. Katz, Director	15,000
Stanley E. Maron, Director	15,000
E. Stanton McKee, Jr., Director	15,000
David C. Nagel(1), Director	12,499
Ralph R. Smith, Director	15,000
Caden Wang, Director	15,000

(1)	Dr. Nagel joined our board of directors in September 2005, and will receive a pro-rata portion of the annual stock award granted to our non-employee directors based on the number of months he served on our board between July 2005 and July 2006.

2002 Equity Incentive Plan

Future benefits under the Incentive Plan are not currently determinable; however, the benefits to any director, officer or employee from future equity awards will not increase solely because of approval of the amendment to the Incentive Plan. Determinations as to the amounts and terms of any future awards under the Incentive Plan will be made by the Compensation Committee within its sole discretion.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information concerning our Class A common stock to be issued in connection with our Equity Plan and our Director Plan as of December 31, 2005:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	6,806,098	(1)	$16.34	4,864,510	(2)
Equity compensation plans not approved by security holders	—		—	—

TOTAL	6,806,098		$16.34	4,864,510

(1)	Includes 314,539 performance based stock awards granted under our 2002 Equity Incentive Plan, which may be issued if certain performance measures are met. Currently none of the awards are vested.
(2)	Includes 1,158,339 shares reserved for issuance under our 2002 Employee Stock Purchase Plan.

PROPOSAL FOUR

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Ernst & Young LLP as LeapFrog’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the annual meeting. Ernst & Young LLP has audited LeapFrog’s consolidated financial statements since September 1997. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither LeapFrog’s bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as LeapFrog’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of LeapFrog and its stockholders.

The affirmative vote of the majority of the votes represented by the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Independent Registered Public Accounting Firm Fee Information

In connection with the audit of the 2005 financial statements, we entered into an engagement agreement with Ernst & young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and our exclusion of punitive damages.

The following table represents aggregate fees billed or to be billed to LeapFrog for services performed for the fiscal years ended December 31, 2005 and 2004, by Ernst & Young LLP, our independent registered public accounting firm.

	Fiscal Year Ended (in thousands)
	2005	2004
Audit Fees	$2,992	$3,028
Audit-related Fees	175	130
Tax Fees	103	340
All Other Fees	—	—

Total Fees	$3,270	$3,498

All services provided by Ernst & Young LLP for the fiscal years ended December 31, 2005 and 2004 were approved by the Audit Committee. The fees for 2004 have been revised to reflect actual amounts billed.

Audit Fees

The aggregate fees billed or to be billed by Ernst & Young LLP for financial audit services totaled $3.0 million in 2005 and $3.0 million in 2004. The above amounts include fees associated with the annual audit, the reviews of our annual report on Form 10-K and quarterly reports on Form 10-Q, statutory audits required internationally, services related to compliance with Sarbanes-Oxley Act of 2002 internal control testing and review of correspondence with the SEC.

Audit-Related Fees

The aggregate fees billed by Ernst & Young LLP for audit-related services totaled $0.2 million in 2005 and $0.1 million in 2004, which consisted of fees related to due diligence on potential or proposed acquisitions.

Tax Fees

The aggregate fees billed by Ernst & Young LLP for tax services, consisting of tax compliance, tax advice and tax planning, totaled $0.1 million in 2005 and $0.3 million in 2004.

All Other Fees

There were no other fees paid to Ernst & Young LLP in 2005 and 2004.

Pre-Approval Procedures of Audit and Non-Audit Services by the Independent Registered Public Accounting Firm

As set forth in its charter, the Audit Committee must pre-approve all audit and non-audit services performed by the independent registered public accounting firm. As allowed under its charter, the Audit Committee has delegated to the Chairman of the Audit Committee, Mr. E. Stanton McKee, the authority to grant such pre-approvals, provided that all approvals made by the Chairman are presented to the full Audit Committee for its ratification at each of its scheduled meetings. In determining whether to approve audit and non-audit services to be performed by Ernst & Young LLP, the Audit Committee takes into consideration the fees to be paid for such services and whether the fees would affect the independence of the independent registered public accounting firm in performing its audit function. In addition, when determining whether to approve non-audit services to be performed by Ernst & Young LLP, the Audit Committee considers whether the performance of such services is compatible with maintaining the independence of the independent registered public accounting firm in performing its audit function, and under no circumstances will the non-audit services include the prohibited activities set forth in Section 201 of the Sarbanes-Oxley Act of 2002. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the registered public accounting firm’s independence.

The Board of Directors Recommends

A Vote in Favor of Proposal Four.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are LeapFrog stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or you submit contrary instructions. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may: (1) notify your broker; (2) direct your written request to our Vice President of Investor Relations, 6401 Hollis Street, Suite 100, Emeryville, California 94608 or to ir@leapfrog.com or (3) contact our Vice President of Investor Relations at (510) 420-5150. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, LeapFrog will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Peter M. O. Wong

Peter M. O. Wong Corporate Secretary

April 26, 2006

APPENDIX A

CATEGORICAL STANDARDS OF DIRECTOR INDEPENDENCE

If a director’s relationship with LeapFrog falls within any of the following categorical standards, the director’s relationship with LeapFrog, in and of itself, will not be deemed material.

1.	The director is affiliated with or employed by a company, partnership or other entity that receives payments from LeapFrog for property or services which, in the current fiscal year, do not exceed the greater of (a) $1 million or (b) 2% of such other company’s consolidated gross revenues; provided, that, solely for purposes of determining “audit committee independence,” a director may not accept, directly or indirectly, a consulting, advisory or other compensatory fee from LeapFrog in any amount (other than Director’s and committee fees and retainers).

2.	The director is affiliated with or employed by a company, partnership or other entity that is a controlling stockholder of LeapFrog.

3.	The director is an employee, officer or director of a foundation, university or other non-profit organization to which LeapFrog gives directly, or indirectly through the provision of property or services, in the current fiscal year, donations that do not exceed in the aggregate the greater of (a) $1 million or (b) 2% of such other organization’s consolidated gross revenues.

A-1

APPENDIX B

LEAPFROG ENTERPRISES, INC.

2002 NON-EMPLOYEE DIRECTORS’ STOCK AWARD PLAN

Adopted: July 2, 2002

Approved By Stockholders: July 19, 2002

Effective Date: July 2, 2002

Amended and Restated: April 20, 2004

Amendment and Restatement Approved by Stockholders: June 10, 2004

Amended and Restated: March 27, 2006

Amendment and Restatement Approved by Stockholders:                     , 2006

Termination Date: None

1.	PURPOSES.

(a) Eligible Recipients.    The persons eligible to receive Stock Awards are the Non-Employee Directors of the Company.

(b) Available Stock Awards.    The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Class A Common Stock through the granting of (i) Nonstatutory Stock Options., (ii) Restricted Stock Awards, (iii) Restricted Stock Unit Awards, (iv) Stock Appreciation Rights, and (v) Performance Stock Awards.

(c) General Purpose.    The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Controlled Corporations.

2.	DEFINITIONS.

(a) “Accountant” means the independent public accountants of the Company.

(b) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(c) “Annual Grant” means a Stock Award granted annually to a Non-Employee Director who meets the specified criteria pursuant to Section 6(b) of the Plan.

(d) “Annual Meeting” means the annual meeting of the stockholders of the Company.

(e) “Board” means the Board of Directors of the Company.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events after the IPO Date:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition; or

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Controlled Corporation and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(g) “Class A Common Stock” means the Class A common stock of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Company” means LeapFrog Enterprises, Inc., a Delaware corporation.

(j) “Consultant” means any person, including an advisor, (i) engaged by the Company or a Controlled Corporation to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of a Controlled Corporation. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

(k) “Continuous Service” means that the Participant’s service with the Company or a Controlled Corporation, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or a Controlled Corporation as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or Controlled Corporation, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of a Controlled Corporation or a Director shall not constitute an interruption of Continuous Service. Notwithstanding the foregoing or anything in the Plan to the contrary, unless (i) otherwise provided in a Stock Award Agreement or (ii) following the date of grant of a Stock Award, determined otherwise by the Board with respect to any Participant who is then an officer of the Company within the meaning of Section 16 of the Exchange Act or by the chief executive officer of the Company with respect to any other Participant, in the event that a Participant terminates his or her subsequent service with the Company or a Controlled Corporation as an Employee, the Participant shall cease vesting in any of his or her Stock Awards as of such date of termination, regardless of whether the Participant continues his or her service in the capacity of a Director or Consultant without interruption or termination. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(l) “Controlled Corporation” means any subsidiary corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code.

(m) “Director” means a member of the Board of Directors of the Company.

(n) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or a Controlled Corporation of the Company because of the sickness or injury of the person.

(o) “Effective Date” means the date the Plan is adopted by the Board.

(p) “Employee” means any person employed by the Company or a Controlled Corporation. Mere service as a Director or payment of a director’s fee by the Company or a Controlled Corporation shall not be sufficient to constitute “employment” by the Company or a Controlled Corporation.

(q) “Entity” means a corporation, partnership or other entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(t) “Fair Market Value” means, as of any date, the value of the Class A Common Stock determined as follows:

(i) If the Class A Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Class A Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Class A Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Class A Common Stock, the Fair Market Value shall be determined by the Board based upon an independent appraisal in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(u) “Initial Grant” means a Stock Award granted to a Non-Employee Director who meets the specified criteria pursuant to Section 6(a) of the Plan.

(v) “IPO Date” means the date the Company’s Class A Common Stock is first offered to the public under a registration statement declared effective under the Securities Act.

(w) “Non-Employee Director” means a Director who is not an Employee of the Company or a Controlled Corporation.

(x) “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(z) “Option” means a Nonstatutory Stock Option granted pursuant to the Plan.

(aa) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(bb) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(cc) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(dd) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 8(d).

(ee) “Plan” means this LeapFrog Enterprises, Inc. 2002 Non-Employee Directors’ Stock Award Plan.

(ff) “Restricted Stock Award” means an award of shares of Class A Common Stock which is granted pursuant to the terms and conditions of Section 8(a).

(gg) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(hh) “Restricted Stock Unit Award” means a right to receive shares of Class A Common Stock which is granted pursuant to the terms and conditions of Section 8(b).

(ii) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(kk) “Securities Act” means the Securities Act of 1933, as amended.

(ll) “Stock Appreciation Right” means a right to receive the appreciation on Class A Common Stock that is granted pursuant to the terms and conditions of Section 8(c).

(mm) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(nn) “Stock Award” means any right to receive Class A Common Stock granted under the Plan, including a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right or a Performance Stock Award.

(oo) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(pp) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

3.	ADMINISTRATION.

(a) Administration by Board.    The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee; provided, however, that the Board may delegate to a committee the authority to determine the type of Stock Awards and the number of shares subject to such Stock Awards with respect to Initial and Annual Grants, as set forth in Section 6(c).

(b) Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine the provisions of each Stock Award to the extent not specified in the Plan.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 13.

(iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(c) Effect of Board’s Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.    Subject to the provisions of Section 12 relating to adjustments upon changes in the Class A Common Stock, the Class A Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate One Million Two Hundred Fifty Thousand (1,250,000) shares of Class A Common Stock. Effective as of June 16, 2006, subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Class A Common Stock issued pursuant to an Option granted under Section 7 or a Stock Appreciation Right granted under Section 8(c); and (ii) two (2) shares for each share of Class A Common Stock issued pursuant to a Restricted Stock Award granted under Section 8(a) or a Restricted Stock Unit Award granted under Section 8(b). Shares may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A.08 or, if applicable, NASD Rule 4350(i)(1)(A)(iii) or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance.    If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Class A Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the

Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Class A Common Stock not acquired, forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan.

(ii) Other Shares Available for Subsequent Issuance.    If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Class A Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a Restricted Stock Award or Restricted Stock Unit Award, the number of shares that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Class A Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for subsequent issuance under the Plan.

To the extent there is issued a share of Class A Common Stock pursuant to a Stock Award that counted as two (2) shares against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b), then the number of shares of Class A Common Stock available for issuance under the Plan shall increase by two (2) shares.

(c) Source of Shares.    The shares of Class A Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise. If the aggregate number of shares of Class A Common Stock issuable pursuant to Section 6 would exceed the number of shares remaining in the share reserve under Section 4(a) at such time of grant, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Class A Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

5.	ELIGIBILITY.

The Initial and Annual Grants as set forth in Sections 6(a) and 6(b) automatically shall be granted under the Plan to all Non-Employee Directors.

6.	NON-DISCRETIONARY GRANTS.

(a) Initial Grants.    Without any further action of the Board, (i) each person who is or becomes a Non-Employee Director as of the Effective Date, and (ii) each person who, after the Effective Date, is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the Effective Date or the date of his or her initial election or appointment to be a Non-Employee Director, as applicable, be granted an Initial Grant as described in Section 6(c) below.

(b) Annual Grants.    Without any further action of the Board, on each July 1 (“Annual Grant Date”), commencing on July 1, 2004, each person who is then a Non-Employee Director, automatically shall be granted an Annual Grant as described in Section 6(c) below; provided, however, that if a Non-Employee Director holds the position of Chairman of the Board on such date, such Non-Employee Director shall instead be granted an Annual Grant as described in Section 6(c) below; further provided, however, that the number of shares subject to an Annual Grant for a particular Non-Employee Director shall be reduced, on a pro rata basis, for each month such person did not serve as a Non-Employee Director during the twelve-month period from the prior Annual Grant Date (or from July 1, 2002 with respect to the first Annual Grant hereunder) until the current Annual Grant Date.

(c) Form of Initial and Annual Grants.    On or before December 31 of any calendar year, the Board shall determine if all Initial and Annual Grants to be granted in the subsequent calendar year shall be in the form of Options described in Section 7, Restricted Stock Awards described in Section 8(a), Restricted Stock Unit Awards described in Section 8(b), Stock Appreciation Rights described in Section 8(c), or Performance Stock Awards described in Section 8(d). If the Board does not make such a determination on or before December 31 of a calendar year, all Initial and Annual Grants to be granted in the subsequent calendar year shall be in the form of Options described in Section 7.

(i) Options.

(A) Initial Grant.    If the Initial Grant is in the form of an Option, the Initial Grant shall be a Nonstatutory Stock Option to purchase Thirty Thousand (30,000) shares of Class A Common Stock on the terms and conditions set forth herein.

(B) Annual Grant.    Subject to Section 6(b), if the Annual Grant is in the form of an Option, the Annual Grant shall be a Nonstatutory Stock Option to purchase Fifteen Thousand (15,000) shares of Class A Common Stock on the terms and conditions set forth herein; provided, however, that if a Non-Employee Director holds the position of Chairman of the Board on the Annual Grant Date, such Non-Employee Director shall instead be granted an Annual Grant to purchase Twenty-Five Thousand (25,000) shares of Class A Common Stock on the terms and conditions set forth herein.

(ii) Other Types of Stock Awards.    If the Initial or Annual Grant is in the form of a Restricted Stock Award, Restricted Stock Unit Award, Stock Appreciation Right or Performance Stock Award, the number of shares of Class A Common Stock subject to such Initial or Annual Grant shall be determined by the Board in its sole discretion.

7.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.    No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price.    The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Consideration.    The purchase price of Class A Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 7(c) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Class A Common Stock;

(iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Class A Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Class A Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

Unless otherwise specifically provided in the Option, the purchase price of Class A Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Class A Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Class A Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Class A Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(d) Transferability.    An Option is transferable by will or by the laws of descent and distribution. An Option also may be transferable upon written consent of the Company if, at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the exercise of the Option and the subsequent resale of the underlying securities. In addition, an Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(e) Vesting.    Options shall vest as follows:

(i) Initial Grants: 1/36th of the shares of Class A Common Stock covered by an Initial Grant shall vest monthly over thirty-six (36) months.

(ii) Annual Grants: 1/36th of the shares of Class A Common Stock covered by an Annual Grant shall vest monthly over thirty-six (36) months.

(f) Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Class A Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Class A Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(g) Termination of Continuous Service.    In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(h) Extension of Termination Date.    If the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(i) Disability of Optionholder.    In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(j) Death of Optionholder.    In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (1) the date six (6) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

8.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards.    Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Class A Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical, provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.    A Restricted Stock Award may be awarded in consideration for (A) past or future services actually or to be rendered to the Company or an Affiliate, or (B) any other form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.    Shares of Class A Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service.    In the event a Participant’s Continuous Service terminates, the Company may receive pursuant to a forfeiture condition, any or all of the shares of Class A Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability.    Rights to acquire shares of Class A Common Stock under a Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Class A Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(b) Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Class A Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Class A Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Class A Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Class A Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Class A Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Class A Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code.    Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Class A Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(c) Stock Appreciation Rights.    Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term.    No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price.    Each Stock Appreciation Right will be denominated in shares of Class A Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Class A Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation.    The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment.    The appreciation distribution in respect of a Stock Appreciation Right may be paid in Class A Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service.    In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code.    Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

(d) Performance Stock Awards.    A Performance Stock Award is a Stock Award that may be granted, may vest, or may be exercised based upon the attainment during one or more periods of time of certain performance goals. Such performance goals may be determined by the Board in its sole discretion or may be based on the Performance Goals selected by the Committee under the Company’s 2002 Equity Incentive Plan (as such terms are defined in the Company’s 2002 Equity Incentive Plan). A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any performance period, the performance goals to be achieved during such performance period, and the measure of whether and to what degree such performance goals have been attained shall be conclusively determined by the Board in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

9.	COVENANTS OF THE COMPANY.

(a) Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Class A Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Class A Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.	MISCELLANEOUS.

(a) Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to a Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(b) No Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(c) Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

(d) Withholding Obligations.    The Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Class A Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of stock under the Stock Award, provided, however, that no shares of Class A Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Class A Common Stock.

(e) Lock-Up Period.    Upon exercise of any Stock Award, a Participant may not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Class A Common Stock or other securities of the Company held by the Participant, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act, other than a Form S-8 registration statement, (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. A Participant may be required to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to such shares of Class A Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 11(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

12.	ADJUSTMENTS UPON CHANGES IN CLASS A COMMON STOCK.

(a) Capitalization Adjustments.    If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the nature, class(es) and maximum number of securities subject both to the Plan pursuant to Section 4 and to the nondiscretionary Stock Awards specified in Section 6, and the outstanding Stock Awards will be appropriately adjusted in the nature, class(es) and number of securities and price per share of stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

(c) Change in Control.    If a Change in Control occurs and as of, or within twelve (12) months after, the effective time of such Change in Control, a Participant’s Continuous Service terminates, then his or her Stock Awards will accelerate and become fully vested and immediately exercisable (to the extent applicable), unless the termination was a result of the Participant’s resignation (other than any resignation contemplated by the terms of the Change in Control or required by the Company or the acquiring entity pursuant to the Change in Control).

(d) Parachute Payments.    In the event that the acceleration of the vesting and exercisability of the Stock Awards provided for in Section 12(c) and benefits otherwise payable to a Participant (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the following order unless the Participant elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the effective date of the event that triggers the Payment): reduction of cash payments; cancellation of accelerated vesting of Stock Awards; reduction of employee benefits. In the event that acceleration of vesting of Stock Award compensation is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the Participant’s Stock Awards (i.e., earliest granted Stock Award cancelled last) unless the Participant elects in writing a different order for cancellation.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.

The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to the Participant and the Company within fifteen (15) calendar days after the date on which the Participant’s right to a Payment is triggered (if requested at that time by the Participant or the Company) or such other time as requested by the Participant or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish the Participant and the Company with an opinion reasonably acceptable to the Participant that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon the Participant and the Company.

13.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in Class A Common Stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

(b) Stockholder Approval.    The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

(c) No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(d) Amendment of Stock Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term.    The Board may suspend or terminate the Plan at any time. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

15.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective on the date the Plan is adopted by the Board, but no Stock Award shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

16.	CHOICE OF LAW.

All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

APPENDIX C

LEAPFROG ENTERPRISES, INC.

2002 EQUITY INCENTIVE PLAN

ADOPTED: MAY 24, 2002

APPROVED BY STOCKHOLDERS: JULY 19, 2002

AMENDED AND RESTATED: APRIL 20, 2004

AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS: JUNE 10, 2004

AMENDED AND RESTATED: MARCH 27, 2006

AMENDMENT AND RESTATEMENT APPROVED BY STOCKHOLDERS:                     , 2006

TERMINATION DATE: MAY 23, 2012

1.	PURPOSES.

(a) Eligible Stock Award Recipients.    The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates; provided, however, that notwithstanding the foregoing, the Employees, Directors and Consultants of a Parent shall not be eligible to receive any Stock Awards under the Plan.

(b) Available Stock Awards.    The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Class A Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to acquire restricted stock, (v) Restricted Stock Unit Awards, and (vi) Stock Appreciation Rights.

(c) General Purpose.    The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

(d) Establishment.    This Plan is a complete amendment and restatement of the Company’s Stock Option Plan that was previously adopted effective September 25, 1997. Any Stock Awards granted prior to the effective date of this amended and restated Plan shall be governed by the terms of the Plan as in effect at the time such Stock Awards were granted. The Company shall submit this amended and restated Plan for stockholder approval and shall also seek stockholder approval to extend the term of the Plan to the day before the tenth (10th) anniversary of the date the amended and restated Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier, unless sooner terminated by the Board.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events after the date the Company’s Class A Common Stock is first offered to the public under a registration statement declared effective under the Securities Act:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, and as a result of which the operations of the Company are no longer being conducted; or

(iv) there is consummated a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the Company immediately prior to such sale, lease, license or other disposition.

Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(e) “Class A Common Stock” means the Class A common stock of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(h) “Company” means LeapFrog Enterprises, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director shall not constitute an interruption of Continuous Service. Notwithstanding the foregoing or anything in the Plan to the contrary, unless (i) otherwise provided in a Stock Award Agreement or (ii) following the date of grant of a Stock Award, determined otherwise by the Board with respect to any Participant who is then an officer of the Company within the meaning of Section 16 of the Exchange Act or by the chief executive officer of the Company with respect to any other Participant, in the event that a Participant terminates his or her service with the Company or an Affiliate as an Employee, the Participant shall cease vesting in any of his or her Stock

Awards as of such date of termination, regardless of whether the Participant continues his or her service in the capacity of a Director or Consultant without interruption or termination. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Class A Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

(m) “Director” means a member of the Board of Directors of the Company.

(n) “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

(o) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Entity” means a corporation, partnership or other entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company.

(s) “Fair Market Value” means, as of any date, the value of the Class A Common Stock determined as follows:

(i) If the Class A Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Class A Common

Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Class A Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(ii) In the absence of such markets for the Class A Common Stock, the Fair Market Value shall be determined by the Board based upon an independent appraisal in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(y) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(z) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(aa) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax-qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(cc) “Parent” means any parent corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(e) of the Code.

(dd) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ee) “Performance Criteria” means the one or more criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period. The Performance Criteria that will be used to establish such Performance Goal(s) may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (EBITDA); (iv) net earnings; (v) total shareholder return; (vi) return on equity; (vii) return on assets; (viii) return on investment; (ix) return on capital employed; (x) operating margin (xi) gross margin; (xii) operating income; (xiii) net income; (xiv) net operating income; (xv) net operating income after tax; (xvi) pre- and after-tax income; (xvii) pre-tax profit; (xviii) operating cash flow; (xix) revenue; (xx) revenue growth; (xxi) expenses; (xxii) improvement in or attainment of expense levels; (xxiii) improvement in or attainment of working capital levels; (xxiv) economic value added; (xxv) market share; (xxvi) cash flow; (xxvii) cash flow per share; (xxviii) economic value added (or an equivalent metric); (xxix) share price performance; (xxx) debt reduction; and (xxxi) other measures of performance selected by the Committee. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. The Committee shall, within the time period required by Section 162(m) of the Code (generally, the first 90 days of the Performance Period), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(ff) “Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. The Committee is authorized at any time during the time period permitted by Section 162(m) of the Code (generally, prior to the 90th day of a Performance Period), or at any time thereafter, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants, (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; or (c) in view of the Committee’s assessment of the business strategy of the Company, performance of comparable organizations, economic and business conditions, and any other circumstances deemed relevant. Specifically, the Committee is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude the dilutive effects of acquisitions or joint ventures; (ii) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; and (iii) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common shareholders other than regular cash dividends. In addition, with respect to Performance Goals established for Participants who are not Covered Employees, and who will not be Covered Employees at the time the compensation will be paid, the Committee is authorized to make adjustment in the method of calculating attainment of Performance Goals and objectives for a Performance Period as follows: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude change rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects to any statutory adjustments to corporate tax rates; (v) to exclude the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to exclude any other unusual, non-recurring gain or loss or other extraordinary item.

(gg) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.

(hh) “Plan” means this amended and restated LeapFrog Enterprises, Inc. 2002 Equity Incentive Plan.

(ii) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 7(c).

(jj) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(kk) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ll) “Securities Act” means the Securities Act of 1933, as amended.

(mm) “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 7(d).

(nn) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(oo) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus, a right to acquire restricted stock, a Restricted Stock Unit Award, and a Stock Appreciation Right.

(pp) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(qq) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(rr) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board.    The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Class A Common Stock pursuant to a Stock Award; and the number of shares of Class A Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee.

(i) General.    The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(ii) Section 162(m) and Rule 16b-3 Compliance.    In the discretion of the Board, the Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

(d) Effect of Board’s Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the number of shares of Class A Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate Twenty-One Million (21,000,000) shares of Class A Common Stock. Effective as of June 16, 2006, subject to Section 4(b), the number of shares available for issuance under the Plan shall be reduced by: (i) one (1) share for each share of Class A Common Stock issued pursuant to an Option granted under Section 6 or a Stock Appreciation Right granted under Section 7(d); and (ii) two (2) shares for each share of Class A Common Stock issued pursuant to a stock bonus award under Section 7(a), a restricted stock award under Section 7(b), or a Restricted Stock Unit Award under Section 7(c). Shares may be issued in connection with a merger or acquisition as permitted by NYSE Listed Company Manual Section 303A.08 or, if applicable, NASD Rule 4350(i)(1)(A)(iii) or AMEX Company Guide Section 711 and such issuance shall not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance.    If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Class A Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company because of or in connection with the failure to meet a contingency or condition required to vest such shares in the Participant, the shares of Class A Common Stock not acquired, forfeited or repurchased under such Stock Award shall revert to and again become available for issuance under the Plan; provided, however, that subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Class A Common Stock that may be issued as Incentive Stock Options shall be Twenty-One Million (21,000,000) shares of Class A Common Stock.

(ii) Other Shares Available for Subsequent Issuance.    If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Class A Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld in satisfaction of the withholding of taxes incurred in connection with the exercise of an Option, Stock Appreciation Right, or the issuance of shares under a restricted stock award or Restricted Stock Unit Award, the number of shares that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Class A Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for subsequent issuance under the Plan.

To the extent there is issued a share of Class A Common Stock pursuant to a Stock Award that counted as two (2) shares against the number of shares available for issuance under the Plan pursuant to Section 4(a) and such share of Common Stock again becomes available for issuance under the Plan pursuant to this Section 4(b), then the number of shares of Class A Common Stock available for issuance under the Plan shall increase by two (2) shares.

(c) Source of Shares.    The shares of Class A Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards.    Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Notwithstanding the foregoing or any provision in the Plan to the contrary, Employees, Directors and Consultants of a Parent shall not be eligible to receive any Stock Awards under the Plan.

(b) Ten Percent Stockholders.    A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Class A Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Section 162(m) Limitation on Annual Grants.    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, no Employee shall be eligible to be granted Stock Awards covering more than Two Million (2,000,000) shares of Class A Common Stock during any calendar year.

(d) Consultants.    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of any other rule governing the use of Form S-8.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Class A Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term.    Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date on which it was granted.

(b) Exercise Price of an Incentive Stock Option.    Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Class A Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option.    The exercise price of each Nonstatutory Stock Option shall be not less than fifty percent (50%) of the Fair Market Value of the Class A Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration.    The purchase price of Class A Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The methods of payment permitted by this Section 6(d) are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Class A Common Stock;

(iv) according to a deferred payment or other similar arrangement with the Optionholder;

(v) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Class A Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Class A Common Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(vi) in any other form of legal consideration that may be acceptable to the Board.

Unless otherwise specifically provided in the Option, the purchase price of Class A Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Class A Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Class A Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Class A Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

(e) Transferability of an Incentive Stock Option.    An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option.    A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally.    The total number of shares of Class A Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Class A Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service.    In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date.    An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Class A Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder.    In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the

Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date six (6) months following such termination (or such longer or shorter period specified in the Option Agreement or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder.    In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date six (6) months following the date of death (or such longer or shorter period specified in the Option Agreement or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(l) Early Exercise.    The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Class A Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Class A Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards.    Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical, but each stock bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.    A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting.    Shares of Class A Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Performance Grants.    A stock bonus may be granted or may vest based upon service conditions, upon the attainment during a Performance Period of certain Performance Goals, or both. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion.

(iv) Termination of Participant’s Continuous Service.    In the event that a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Class A Common Stock held by the Participant that have not vested as of the date of termination under the terms of the stock bonus agreement.

(v) Transferability.    Rights to acquire shares of Class A Common Stock under the stock bonus agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the stock bonus agreement, as the Board shall determine in its discretion, so long as Class A Common Stock awarded under the stock bonus agreement remains subject to the terms of the stock bonus agreement.

(b) Restricted Stock Awards.    Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical, but each restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price.    The purchase price of restricted stock awards shall not be less than fifty percent (50%) of the Class A Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration.    The purchase price of Class A Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Class A Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting.    Shares of Class A Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service.    In the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Class A Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability.    Rights to acquire shares of Class A Common Stock under the restricted stock purchase agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock purchase agreement, as the Board shall determine in its discretion, so long as Class A Common Stock awarded under the restricted stock purchase agreement remains subject to the terms of the restricted stock purchase agreement.

(c) Restricted Stock Unit Awards.    Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical, provided, however, that each Restricted Stock Unit Award Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration.    At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Class A Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Class A Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board in its sole discretion and permissible under applicable law.

(ii) Vesting.    At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment.    A Restricted Stock Unit Award may be settled by the delivery of shares of Class A Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions.    At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Class A Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents.    Dividend equivalents may be credited in respect of shares of Class A Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Class A Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all the terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service.    Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(vii) Compliance with Section 409A of the Code.    Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award. For example, such restrictions may include, without limitation, a requirement that any Class A Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.

(d) Stock Appreciation Rights.    Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. Stock Appreciation Rights may be granted as stand-alone Stock Awards or in tandem with other Stock Awards. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical; provided, however, that each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Term.    No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Stock Appreciation Right Agreement.

(ii) Strike Price.    Each Stock Appreciation Right will be denominated in shares of Class A Common Stock equivalents. The strike price of each Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the Class A Common Stock equivalents subject to the Stock Appreciation Right on the date of grant.

(iii) Calculation of Appreciation.    The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Class A Common Stock equal to the number of shares of Class A Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(iv) Vesting.    At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as it, in its sole discretion, deems appropriate.

(v) Exercise.    To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vi) Payment.    The appreciation distribution in respect of a Stock Appreciation Right may be paid in Class A Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(vii) Termination of Continuous Service.    In the event that a Participant’s Continuous Service terminates, the Participant may exercise his or her Stock Appreciation Right (to the extent that the Participant was entitled to exercise such Stock Appreciation Right as of the date of termination) but only within such period of time ending on the earlier of (A) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Appreciation Right Agreement), or (B) the expiration of the term of the Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein or in the Stock Appreciation Right Agreement (as applicable), the Stock Appreciation Right shall terminate.

(viii) Compliance with Section 409A of the Code.    Notwithstanding anything to the contrary set forth herein, any Stock Appreciation Rights granted under the Plan that are not exempt from the requirements of Section 409A of the Code shall contain such provisions so that such Stock Appreciation Rights will comply with the requirements of Section 409A of the Code. Such restrictions, if any, shall be determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. For example, such restrictions may include, without limitation, a requirement that a Stock Appreciation Right that is to be paid wholly or partly in cash must be exercised and paid in accordance with a fixed pre-determined schedule.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares.    During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Class A Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Class A Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Class A Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Class A Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Class A Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Class A Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting.    The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights.    No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Class A Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or Other Service Rights.    Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation.    To the extent that the aggregate Fair Market Value (determined at the time of grant) of Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of any Stock Award Agreement.

(e) Investment Assurances.    The Company may require a Participant, as a condition of exercising or acquiring Class A Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Class A Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Class A Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Class A Common Stock upon the exercise or acquisition of Class A Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Class A Common Stock.

(f) Withholding Obligations.    To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Class A Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Class A Common Stock from the shares of Class A Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Class A Common Stock under the Stock Award; provided, however, that no shares of Class A Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid variable award accounting); or (iii) delivering to the Company owned and unencumbered shares of Class A Common Stock.

(g) Lock-Up Period.    Upon exercise of any Stock Award, a Participant may not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Class A Common Stock or other securities of the Company held by the Participant, for a period of time specified by the managing underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Company filed under the Securities Act, other than a Form S-8 registration statement, (the “Lock Up Period”); provided, however, that nothing contained in this section shall prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock Up Period. A Participant may be required to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing, the Company may impose stop-transfer instructions with respect to such shares of Class A Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 10(g) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments.    If any change is made in, or other event occurs with respect to, the Class A Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the maximum number of securities subject to award to any person pursuant to Section 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Class A Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation.

(c) Corporate Transaction.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. In the event that any surviving corporation or acquiring corporation does not assume any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then unless otherwise provided by the Board, any outstanding Stock Awards that have been neither assumed nor substituted may be exercised (to the extent vested) prior to the effective time of the Corporate Transaction, and any such Stock Awards shall terminate if not exercised prior to the effective time of the Corporate Transaction.

(d) Change in Control.    A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan.    The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

(b) Stockholder Approval.    The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees.

(c) Contemplated Amendments.    It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights.    Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards.    The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term.    The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

15.	CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

PROXY

LEAPFROG ENTERPRISES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2006

The undersigned hereby appoints Thomas J. Kalinske and William B. Chiasson, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of LEAPFROG ENTERPRISES, INC. that the undersigned may be entitled to vote at the annual meeting of stockholders of the company to be held at LeapFrog Enterprises, Inc.’s headquarters at 6401 Hollis Street, Suite 100, Emeryville, California on Friday, June 16, 2006 at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2, Proposal 3 and Proposal 4. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued and to be signed on the other side)

The board of directors recommends a vote FOR the eight nominees for director listed below.

PROPOSAL 1:

To elect eight directors to hold office until the 2007 annual meeting of stockholders or until their successors are elected.

☐ FOR all nominees listed (except as indicated to the contrary below)

☐ WITHHOLD AUTHORITY to vote for all nominees listed below:

Nominees:	Steven B. Fink
Jeffrey G. Katz
Thomas J. Kalinske
Stanley E. Maron
E. Stanton McKee, Jr.
David C. Nagel
Ralph R. Smith
Caden Wang

To withhold authority to vote for any nominee(s), write such nominee(s) name(s) below:

The board of directors recommends a vote FOR Proposal 2.

PROPOSAL 2:

To approve the LeapFrog Enterprises, Inc. 2002 Non-Employee Directors’ Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 500,000 shares and to add restricted stock, restricted stock unit awards, performance stock awards and stock appreciation rights to the types of awards available for grant under the plan.

For ☐	Against ☐	Abstain ☐

The board of directors recommends a vote FOR Proposal 3.

PROPOSAL 3:

To approve the LeapFrog Enterprises, Inc. 2002 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 2,000,000 shares and to expand the types of awards available for grant under the plan.

For ☐	Against ☐	Abstain ☐

The board of directors recommends a vote FOR Proposal 4.

PROPOSAL 4:

To ratify the selection by the Audit Committee of the board of directors of Ernst & Young LLP as the independent registered public accounting firm of LeapFrog Enterprises, Inc. for its fiscal year ending December 31, 2006.

For ☐	Against ☐	Abstain ☐

Date                     , 2006

Signature(s)	Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by an authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.